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                                                                    EXHIBIT T3E2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE



In re                              )        Chapter 11
                                   )
FIRST MERCHANTS ACCEPTANCE         )        Case No. 97-1500 (JJF)
         CORPORATION,              )
                                   )
FIRST MERCHANTS RESIDENTIAL CREDIT )        Case No. 97-1892 (JJF)
         CORPORATION,              )
                                   )
                 Debtors.          )        Jointly Administered
-----------------------------------)



                       SECOND AMENDED JOINT PLAN UNDER

                 CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE



         First Merchants Acceptance Corp. and First Merchants
Residential Credit Corporation propose this Second Amended Joint
Chapter 11 Plan pursuant to ss. 1121(a) of the United States
Bankruptcy Code.


                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

         The following underlined terms, when capitalized, shall have the meanings specified below, and such meanings shall be equally applicable to the singular and plural forms of such terms.

         1.1 1997-2 Securitized Pool means the pool of Contracts which FMAC securitized through FMARC II on May 1, 1997.

         1.2 Additional Equity Value for Subclass 7A-2 means the difference in value between (i) the 57% of common stock in the Reorganized Company allocated to Subclass 7A-2 hereunder and (ii) the percentage of common stock in the Reorganized Company which would have been allocated to Subclass 7A-2 if such common stock had been allocated in the ratio of all Allowed Claims in Subclass 7A-2 (including any applicable Contested Claim Reserve) to all Allowed Claims in Class 7A (including any applicable Contested Claim Reserve). For purposes of the foregoing calculation, the value of the common stock in the Reorganized Company shall be FMAC's good faith estimate of such value as of the Effective Date which shall be set forth in a finding of the Court in the Confirmation Order.

         1.3 Administrative Expense means a Claim or portion of a Claim allowed under Code ss. 503(b) and entitled to priority under Code ss. 507(a)(1).


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         1.4 Agent means LaSalle National Bank in its capacity as agent under the Warehouse Facility, or any successor agent thereunder.

         1.5 Allowed, when used with respect to any Claim or Interest, means the Claim or Interest or applicable portion thereof that has been allowed pursuant to Code ss. 502, and, if the Claim or Interest was objected to, means that a Final Order has been entered allowing the Claim or Interest pursuant to Code ss. 502.

         1.6 Alltel Cure Reallocation means any reallocation of the UDC Warrants from Class 7A Unsecured Claims to Class 8A Interests pursuant to ss. 8.10 of the Plan.

         1.7 Assigned Contracts means all of the executory contracts and unexpired leases set forth on Exhibit B to this Plan.

         1.8 Authorized Servicer means any assignee or successor-in-interest to UDC or any affiliate of UDC who is servicing the Owned Loans and Securitized Pools, whether or not such assignee or successor-in-interest is part of the consolidated group of UDC and its subsidiaries, which meets all of the following tests:

         (i) such servicer has a consolidated net worth of not less than $20,000,000;

         (ii) such servicer has retained a substantial portion of UDC's or an affiliate of UDC's servicing personnel, staff and management;

         (iii) such servicer has not less than one (1) full time collector for every 350 receivables being serviced;

         (iv) such servicer is an affiliate (as such term is defined in 11 U.S.C. ss. 101(2)(B) as if UDC were a debtor), or spin-off of, or acquired directly from, UDC or an affiliate of UDC; and

         (v) such servicer services receivables, having an aggregate outstanding principal balance of not less than $100,000,000, which are owned or previously were owned by UDC or UDC's affiliates or in which UDC or such affiliates have, or had, a residual interest.

         1.9 B Piece Distributions means all amounts received or to be received with respect to all of the residual interests, certificates in and all rights to payments under or related to any of the Securitized Pools and the 1997-2 Securitized Pool held by FMAC, FMARC or FMARC II, without duplication, including, without limitation, all amounts distributable from any of the spread accounts. When this term is used with respect to the UDC Excess Amount, such term shall not include the 1997-2 Securitized


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     Pool unless and until such pool is being serviced by UDC, a wholly owned subsidiary of UDC or an Authorized Servicer.

         1.10 Bank Group means the Current Bank Group, the Original Bank Group and the Former Assignees.

         1.11 Bank Group Claim means all amounts owed to the Bank Group under the Warehouse Facility.

         1.12 Bankruptcy Rules mean the Federal Rules of Bankruptcy Procedure, as amended and promulgated under ss. 2075 of Title 28 of the U.S. Code.

         1.13 Break-Up Fee means the $500,000 fee plus reimbursement of certain Plan related expenses which UDC is entitled to receive under and pursuant to the Court's Order Approving and Authorizing the Debtor to Enter into a Servicing Agreement with respect to Bank Group Accounts and a Break-Up Fee Agreement in Connection with the UDC Chapter 11 Plan Proposal dated December 15, 1997.

         1.14 Business Day means any day other than a Saturday, Sunday or legal holiday in Delaware or Illinois.

         1.15 Cases mean the above-captioned jointly administered bankruptcy cases.

         1.16 Cash means cash and cash equivalents, including but not limited to U.S. currency on hand, U.S. currency on deposit in any bank account and checks or other similar negotiable instruments denominated in U.S. currency.

         1.17 Causes of Action means any and all causes of action of the Debtors and/or the Reorganized Company, whether arising under the Code or other state, federal or common law.

         1.18 Claim means (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) right to an equitable remedy for breach or performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         1.19 Class means a category or group of holders of Claims or Interests as designated in Article 3 of this Plan.

         1.20 Code means the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss.ss. 101 et seq.

         1.21 Committee means the Official Unsecured Creditors' Committee of First Merchants Acceptance Corporation appointed by


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the Office of the United States Trustee for the District of Delaware.

         1.22 Confirmation means the entry of the Confirmation Order by the Court pursuant to Code ss. 1129.

         1.23 Confirmation Date means the date that the Court enters the Confirmation Order.

         1.24 Confirmation Order means the order of the Court confirming this Plan.

         1.25 Contested Claim means a Claim against or Interest in a Debtor, as the case may be, to which an objection has been filed by a party in interest and which objection has not been resolved as of the relevant date.

         1.26 Contested Claim Amount means the total amount of the Contested Claim which is subject to any objection by a party in interest.

         1.27 Contested Claim Reserve means the reserve maintained for the benefit of holders of Contested Claims.

         1.28 Contracts means retail installment motor vehicle contracts originated or purchased by FMAC.

         1.29 Convenience Class means a class of Allowed Unsecured Claims (other than Claims held by the holders of Subordinated Reset Notes) against FMAC where the aggregate amount of Allowed Claims held by the holder of any such Claims is $1,000 or less, subject to any opt-outs and opt-ins as set forth in ss. 3.6 of the Plan below.

         1.30 Court means the United States District Court for the District of Delaware or such other court of competent jurisdiction exercising jurisdiction over all or part of the Cases.


         1.31 Credit Facility means the debtor-in-possession financing facility provided by UDC as set forth in that certain Loan and Security Agreement, dated as of July 17, 1997, between UDC and FMAC, together with any amendments and supplements thereto and as approved by the Final DIP Order.


         1.32 Creditor means the holder of a Claim (other than as holder of an Administrative Expense).

         1.33 Current Bank Group means UDC solely in its capacity as the current holder of the Bank Group Claim through the Agent.

         1.34 Current Indenture Trustee means IBJ Schroder Bank & Trust Company, having been appointed as of August 18, 1997 by


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FMAC to succeed LaSalle National Bank as trustee under the Indentures.

         1.35 Debt of Reorganized Company to Unsecured Creditors means $44 million plus compound interest from the Effective Date at the applicable federal rate for medium term obligations as of the Effective Date.

         1.36 Debtor means, depending on the context, either FMAC or FMRCC, as a debtor and debtor in possession, and Debtors means FMAC and FMRCC collectively as debtors and debtors in possession.

         1.37 Debtor Excess Amount shall have the meaning ascribed to such term in the Excess Collections Contribution Agreement.

         1.38 Deficiency Amount means the amount by which the total amount of a Claim (other than an Administrative Expense) exceeds the value of the collateral securing such Claim as of the date of the valuation of the collateral for purposes of Claim allowance.

         1.39 DIP Financing and Overadvance Facility means the debtor-in-possession financing facility provided by UDC pursuant to the Final DIP Order and the agreements referenced therein, as amended and supplemented from time to time hereafter, including the overadvance being provided by UDC described in ss. 2.2 of this Plan.

         1.40 Disallowed, when used with respect to a Claim, means that the Claim or applicable portion thereof has been determined by a Final Order to be invalid.

         1.41 Disclosure Statement means the disclosure statement filed under Code ss. 1125 in support of this Plan.

         1.42 Effective Date means the eleventh day after the Confirmation Date, calculated in accordance with Bankruptcy Rule 9006, unless the Confirmation has been stayed or any of the other conditions set forth in ss. 14.1 of this Plan have not been met, in which event it is the first day after such stay is no longer in effect or such conditions have been met (that is also ten days after the Confirmation Date) calculated in accordance with Bankruptcy Rule 9006, or such later date as the Debtors, UDC and the Committee shall unanimously agree to in writing.

         1.43 Emergence Fee means UDC's out of pocket expenses related to the DIP Financing and Overadvance Facility of $100,000.


         1.44 Exercise Date means that date on which UDC issues Stock Option Shares as provided in ss. 8.14 hereof.



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         1.45 Excess Collections Contribution Agreement means that certain
Contribution Agreement by and between FMAC and UDC, in substantially the form attached as Exhibit A hereto.

         1.46 Excess Greenwich Collateral means any remaining proceeds from collections on Greenwich Collateral after full repayment of all loan obligations to Greenwich secured thereby.


         1.47 Fair Market Value per share of a UDC Warrant Share on any date shall mean, except as hereinafter provided, the average closing price of the common stock of UDC for the ten consecutive business days immediately preceding the third business day prior to such date as reported on the Nasdaq National Market ("Nasdaq") or, if such common stock is not traded on Nasdaq, then as reported on the principal domestic stock exchange on which such stock is then listed or admitted to trading, or, if such common stock is neither listed or admitted to trading on any domestic stock exchange nor traded on Nasdaq, then as reported in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Reorganized Company, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Reorganized Company. If at any time such common stock is neither listed on any domestic exchange, nor traded on Nasdaq, nor otherwise quoted in the domestic over-the-counter market, then the Fair Market Value shall be the fair market value per share of such common stock on the date of distribution of the UDC Warrant Shares to the holders of the Debt of Reorganized Company to Unsecured Creditors as determined by an Independent Appraiser selected by the Reorganized Company.


         1.48 Final DIP Order means that certain Final Order (1) Authorizing Debtor in Possession Financing; (2) Granting Liens and Superpriority Administrative Claims; (3) Modifying the Automatic Stay; (4) Specifying Use of Cash Collateral; and (5) Granting Adequate Protection Therefor Pursuant to Sections 361 and 363 of the Bankruptcy Code, dated August 28, 1997, as the same was amended on December 22, 1997 and as the same may be amended from time to time.

         1.49  Final Order means an order that is final and nonappealable.

         1.50 FMAC means First Merchants Acceptance Corporation, a Delaware corporation.

         1.51  FMARC means First Merchants Auto Receivables
Corporation, a Delaware corporation.

         1.52 FMARC II means First Merchants Auto Receivables Corporation II, a Delaware corporation.


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         1.53 FMRCC means First Merchants Residential Credit Corporation, a
Delaware corporation.

         1.54 FMRCC Sale Proceeds means all amounts held in a segregated account from the sale of the assets of FMRCC to Coast Financial Partners, L.L.C., after payment of cure costs for executory contracts and unexpired leases assumed by FMRCC and assigned to Coast Financial Partners, L.L.C., to the extent that FMRCC agreed to pay such costs, as well as Administrative Expenses of the FMRCC estate.

         1.55 Former Assignees means Cerberus Partners L.P. and Bear Stearns & Co. Inc. as assignees of certain members of the Original Bank Group and who in turn subsequently sold their interest to UDC effective as of December 15, 1997.

         1.56 FSA means Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York.

         1.57 Guaranty and Pledge Agreement means that certain Guaranty and Pledge Agreement (Stock), dated as of December 15, 1997, between FMAC and the Agent.

         1.58 Greenwich means Greenwich Capital Financial Products, Inc.

         1.59 Greenwich Collateral means all Contracts and related collateral securing repayment of the Allowed Secured Claim of Greenwich as and when Allowed.

         1.60 Indemnification Policies means the insurance policy or policies obtained by the Debtors to cover their obligations to indemnify their officers and directors pursuant to the applicable provisions of the Debtors' charters, by-laws, and/or applicable state law.

         1.61 Indentures means, collectively, (i) that certain indenture dated as of January 1, 1995, between FMAC and LaSalle National Bank as the original indenture trustee for Subordinated Reset Notes due 2005 in the aggregate principal amount of $14,375,000 and (ii) that certain indenture dated as of October 15, 1996 between FMAC and LaSalle National Bank as the original indenture trustee for Subordinated Reset Notes due 2006 in the aggregate principal amount of $51,750,000.


         1.62 Independent Appraiser means a national independent public accounting firm selected by the board of directors of the Reorganized Company.


         1.63 Interest means an equity interest in FMAC or FMRCC.



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         1.64 Interestholder means the holder of an Interest.

         1.65 Lien means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         1.66 Miscellaneous Secured Claims means a Secured Claim that is held by a Person other than the Bank Group, Greenwich or FSA.

         1.67 Modified UDC Fee means a non-recourse fee of $450,000 payable solely out of B Piece Distributions after payment in full of the DIP Financing and Overadvance Facility and the guaranty of Allowed Class 2 Claims under the Guaranty and Pledge Agreement, but before any distributions under the Excess Collections Contribution Agreement.

         1.68 Original Bank Group means LaSalle National Bank, individually as a lender and as Agent; NBD Bank; Firstar Bank Milwaukee, N.A.; Harris Trust and Savings Bank; Nations Bank; First Bank, National Association; CoreStates Bank, N.A.; Fleet Bank, National Association, f/k/a Natwest Bank, N.A.; Boatmen's Bank; and Mellon Bank, N.A.; solely in their capacity as lenders to FMAC pursuant to the terms of the Warehouse Facility.

         1.69 Owned Loans means all of FMAC's owned Contracts as of December 15, 1997, other than the Greenwich Collateral, whether current, delinquent, or charged off, together with all of FMAC's rights in the collateral securing such Contracts and all related repossessed vehicles.

         1.70 Owned Loans Servicing Change means that the Owned Loans, from and after the date that UDC begins servicing the Owned Loans, are not being serviced by UDC, a wholly owned subsidiary of UDC, an Authorized Servicer or such other entity as the Reorganized Company and the Committee shall consent to, which consent will not be unreasonably withheld.

         1.71 Owned Loan Servicing Fee means a charge, calculated on a monthly basis for each such Contract of the greater of (i) 1/12 of 3-1/4% of the then outstanding principal balance of the applicable Contracts, or (ii) $15.00 per Contract, in each case applied only to Contracts which constitute part of the Owned Loans and are less than 120 days past due computed as of the last day of the month and for which the related vehicle has not been repossessed.

         1.72 Person means an individual, partnership, corporation, joint venture, unincorporated association or organization, estate, trust or governmental unit.

         1.73 Petition Date means with respect to FMAC, July 11, 1997, the date on which FMAC commenced its Case, and with respect


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to FMRCC, September 9, 1997, the date on which FMRCC commenced its Case.


         1.74 Plan means this Second Amended Joint Plan under Chapter 11 of the United States Bankruptcy Code, as the same may be amended from time to time pursuant to the plan's terms, the Code or the Bankruptcy Rules.



         1.75 Plan Documents means Exhibits A, C and D to this Plan, which exhibits will be filed with the Court not later than the conclusion of the Confirmation hearing on the Plan, and the Excess Collections Contribution Agreement and certain agreements referenced therein.


         1.76 Priority Non-Tax Claim means a Claim entitled to priority under Code ss.ss. 507(a)(3), 507(a)(4) or 507(a)(6).

         1.77 Priority Tax Claim means a Claim asserted by a governmental unit entitled to priority under Code ss. 507(a)(8).

         1.78 Pro Rata means the proportion that the amount of an Allowed Claim or Allowed Interest in a particular Class or Subclass bears to the aggregate amount of all Allowed Claims or Allowed Interests in such Class or Subclass (including any Contested Claim Reserve).


         1.79 Professionals means any court approved professional Person employed in these Cases at any time before Confirmation by the Debtors or the Committee.


         1.80 Purchase Price means $85,167,127.24. This amount includes $450,000 for attorneys fees, costs and expenses of the Bank Group incurred after August 21, 1997 which will be allowed under Code ss. 506(b) on the Effective Date.

         1.81 Reorganized Company means reorganized FMAC from and after the Effective Date.

         1.82 Secured Claim means a secured Claim within the meaning of Code ss. 506(a) and shall not include any Deficiency Amount.

         1.83 Secured Claim Recovery Amount means any shortfall between (i) collections on, net proceeds from sales of charged off Contracts constituting, and net proceeds of collateral securing the Owned Loans after December 15, 1997, and (ii) the Purchase Price plus interest at the rate of 11% from and after December 15, 1997, until paid in full plus the Owned Loan Servicing Fee, provided, however, that in the event the servicing of the Owned Loans is transferred to an entity other than UDC, a wholly-owned subsidiary of UDC, an Authorized Servicer or any other servicer without the prior written consent of FMAC, such consent not to be unreasonably withheld, the Secured Claim Recovery Amount shall be limited to $10,000,000.



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         1.84 Securitization Related Documents means the documents set forth in
Exhibit E hereto, as the same may be amended from time to time.

         1.85 Securitized Pools means the pools of Contracts which FMAC securitized through FMARC and FMARC II, but excluding the 1997-2 Securitized Pool, unless FMAC, UDC, a wholly-owned subsidiary of UDC or an Authorized Servicer becomes the servicer for the 1997-2 Securitized Pool.

         1.86 Stock Option has the meaning set forth inss. 8.14 hereof.

         1.87 Stock Option Shares has the meaning set forth in ss. 8.14 hereof.

         1.88 Subclass means a subclass of any Class as designated in Article 3 of the Plan.

         1.89 Subordinated Reset Notes means, collectively, the Subordinated Reset Notes issued by FMAC under the Indentures.

         1.90 Tax Refunds means any and all tax refunds to which the Debtors may be entitled under their return for tax year 1996 and prior tax years.

         1.91 UDC means Ugly Duckling Corporation.

         1.92 UDC Excess Amount shall have the meaning ascribed to such term in the Excess Collections Contribution Agreement

         1.93 UDC Warrants means warrants to buy 325,000 common shares of UDC issued by UDC in accordance with Section 8.3 of this Plan, in substantially the form attached as Exhibit D hereto.


         1.94 UDC Warrant Shares means the share of UDC common stock issuable upon exercise of the UDC Warrants.



         1.95 Unsecured Claim means a Claim other than a Secured Claim, an Administrative Expense, a Convenience Claim, a Priority Non-Tax Claim or a Priority Tax Claim. Unsecured Claim also includes any Claim for a Deficiency Amount.



         1.96 Warehouse Facility means FMAC's warehouse loan facility pursuant to that certain Fourth Amended and Restated Loan and Security Agreement, dated as of February 28, 1996, as subsequently amended, by and among FMAC, the Agent and the Original Bank Group.



         1.97 Interpretation. Any term not defined herein has the meaning ascribed to it in the Code or the Bankruptcy Rules. The exhibits attached to this Plan are incorporated into and are part of this Plan as if fully set forth in this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.



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                                    ARTICLE 2

            PROVISIONS FOR THE ALLOWANCE AND PAYMENT OF UNCLASSIFIED
              CLAIMS -- ADMINISTRATIVE EXPENSES AND PRIORITY TAXES

         2.1 ADMINISTRATIVE EXPENSES. Each holder of an Allowed Administrative Expense shall be paid in respect of such Claim in Cash, in full, on the Effective Date, or, if such Claim has not been Allowed on or before the Effective Date, promptly after the allowance of the Claim by a Final Order; provided, however, an Allowed Administrative Expense may be satisfied on such other terms as may be agreed to by the holder of such Claim and the applicable Debtor. Administrative Expenses arising solely from the FMRCC estate shall be paid solely from the FMRCC Sale Proceeds.

                  2.1.1 BAR DATE FOR REQUESTS FOR PAYMENT OF AN ADMINISTRATIVE EXPENSE. All requests for payment of an Administrative Expense, except for Professionals' requests for compensation and post-petition extensions of trade credit for goods or services, shall be filed with the Court no later than forty-five (45) days after the Effective Date or be forever barred. Within five (5) days after the Effective Date, the Debtors shall serve notice of such Administrative Expense bar date on all known parties asserting Administrative Expenses except for Professionals. A bar date for Professionals' requests for compensation shall be set in the Confirmation Order.

                  2.1.2 DEADLINE FOR OBJECTIONS. All objections to allowance of Administrative Expenses must be filed within thirty (30) days after the Administrative Expense bar date. If no objection to the applicable Administrative Expense is filed on or before that date, such Administrative Expense shall be deemed Allowed as of that date.

         2.2 DIP AND OVERADVANCE FACILITY. On the Effective Date, UDC shall continue advances under the Credit Facility and approved in the Final DIP Order as advances under the post-confirmation DIP Financing and Overadvance Facility, which facility shall be on substantially identical terms (with appropriate amendments to the documentation to reflect an increase in the overadvance as set forth below and the post-confirmation nature of this financing facility). On the Effective Date, UDC shall increase the overadvance availability to the Reorganized Company to $8.5 million (for a total DIP Financing and Overadvance Facility of $18.5 million), provided, however, that UDC's agreement to increase the overadvance availability by $2 million from an aggregate of $16.5 million to an aggregate of $18.5 million is conditioned on the loans in the Securitized Pools which have been charged off through December 31, 1997 being sold to UDC or such higher and better bidder as may outbid UDC at a sale held prior to the Confirmation Date on



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terms acceptable to UDC. The proceeds of the sale of such charge-offs shall be applied to reduce debt in the applicable Securitized Pool; provided, however, that in the event that UDC is not the successful bidder, fifty percent (50%) of the proceeds in excess of UDC's initial bid will be paid to UDC (but in no event shall the amount of excess proceeds paid to UDC exceed $350,000). UDC's initial bid was 1% of the receivables charged-off before September 30, 1997 and 2% of the receivables charged-off between September 30, 1997 and December 31, 1997.



         This post-confirmation facility may be used by the Reorganized Company to pay Administrative Expenses, Priority Tax Claims, Priority Non-Tax Claims, any Secured Claims which the Reorganized Company elects to satisfy in Cash, Convenience Class Claims and post-confirmation expenses of the Reorganized Company. All amounts received by FMAC with respect to the Tax Refunds shall be applied to reduce outstanding obligations under the DIP Financing and Overadvance Facility, with the first $10 million of proceeds from such Tax Refunds acting as a permanent reduction of the DIP Financing and Overadvance Facility. Any remaining obligations under the DIP Financing and Overadvance Facility shall be paid from the B Piece Distributions after application of the B Piece Distributions to the remaining balance on the Secured Claim Recovery Amount but before payment of the Modified UDC Fee or distributions under the Excess Collections Contribution Agreement, plus Excess Greenwich Collections and net proceeds from sales of FMAC's furniture, fixtures and equipment not otherwise acquired by UDC on the Effective Date. All B Piece Distributions shall be applied to the DIP Financing and Overadvance Facility and act as a permanent reduction of that facility. Payments from the Excess Greenwich Collections, proceeds from sales of FMAC's furniture, fixtures and equipment and any voluntary prepayments from the Reorganized Company's other assets such as proceeds from the UDC Warrants and the Causes of Action, shall not result in a permanent paydown of the DIP Financing and Overadvance Facility, and the Reorganized Company will be allowed to reborrow under such facility to the extent permitted thereunder. The Reorganized Company may, but is under no obligation to, use proceeds from the UDC Warrants held for Class 7A and the Causes of Action to repay amounts due under the DIP Financing and Overadvance Facility if it so elects. Proceeds of the UDC Warrants held for Class 8A shall only be distributed to such class (after recovery of the direct costs of such distribution). The DIP Financing and Overadvance Facility shall bear simple interest at a rate of 10% per annum from and after the Effective Date.


         In consideration for the terms of the DIP Financing and Overadvance Facility as modified on the Effective Date, UDC shall receive the Modified UDC Fee and the Emergence Fee. The Modified UDC Fee and the Emergence Fee are the only financing and similar fees UDC will receive under this Plan or the orders entered in these Cases, including, without limitation, the Final DIP Order, unless this Plan is not confirmed and UDC becomes entitled to the Break-Up Fee. The Modified UDC Fee shall not be treated as an


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advance under the DIP Financing and Overadvance Facility and shall not accrue any interest or costs. The Emergence Fee shall be treated as an advance under the DIP Financing and Overadvance Facility and shall accrue interest as provided in the DIP Financing and Overadvance Facility.

         2.3 PRIORITY TAX CLAIMS. Any holder of an Allowed Priority Tax Claim shall receive at the option of the Debtors (i) the amount of the holder's Allowed Priority Tax Claim in one Cash payment on the Effective Date or (ii) the amount of the holder's Allowed Priority Tax Claim, with interest at a rate to be determined by the Court at the hearing on Confirmation of this Plan, in equal annual Cash payments on each anniversary of the Effective Date, until the last anniversary of the Effective Date that precedes the fourth anniversary date of the date of assessment of the Allowed Priority Tax Claim. A Priority Tax Claim that is a Contested Claim shall not receive any distribution on the Effective Date or thereafter unless and until such Claim becomes an Allowed Priority Tax Claim.

                                    ARTICLE 3

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         3.1 CLASS 1 -- ALLOWED PRIORITY NON-TAX CLAIMS. Class 1 consists of all Allowed Priority Non-Tax Claims.

                  3.1.1 CLASS 1A. Class 1A consists of Allowed Class 1 Claims against FMAC.

                  3.1.2 CLASS 1B. Class 1B consists of Allowed Class 1 Claims against FMRCC.

         3.2 CLASS 2 -- ALLOWED SECURED CLAIM AGAINST FMAC UNDER GUARANTY AND PLEDGE AGREEMENT. Class 2 consists of the Allowed Secured Claims of the Current Bank Group or any successor thereto against FMAC under the Guaranty and Pledge Agreement.

         3.3 CLASS 3 -- ALLOWED SECURED CLAIM OF FSA. Class 3 consists of the Allowed Secured Claim of FSA against FMAC.

         3.4 CLASS 4 -- ALLOWED SECURED CLAIM OF GREENWICH. Class 4 consists of the Allowed Secured Claim of Greenwich against FMAC.

         3.5 CLASS 5 -- MISCELLANEOUS SECURED CLAIMS. Class 5 consists of all Allowed Miscellaneous Secured Claims.

                  3.5.1 CLASS 5A. Class 5A consists of Allowed Class 5 Claims against FMAC.

                  3.5.2 CLASS 5B. Class 5B consists of Allowed Class 5 Claims against FMRCC.

         3.6 CLASS 6 -- ALLOWED CONVENIENCE CLASS CLAIMS. Class 6 consists of all Allowed Convenience Class Claims against FMAC. There shall be no convenience class for FMRCC creditors. A Class 6 Creditor desiring Subclass 7A-2 treatment must so elect in its ballot submitted in connection with voting on this Plan. A Subclass 7A-2 Creditor (other than a holder of a 1995 Subordinated Reset Note) holding a Claim above the $1,000 maximum for an Allowed Convenience Class Claim may elect Class 6 treatment by reducing the amount of its Allowed Claim to $1,000 and waiving any amount of its Allowed Claim above $1,000.



         3.7 CLASS 7 -- ALLOWED UNSECURED CLAIMS. Class 7 consists of all Allowed Unsecured Claims not specifically classified in other Classes including all Allowed Claims for any Deficiency Amounts and any Allowed Claim of a Class 6 Creditor who elects to treat such Claim as a Subclass 7A-2 Claim.



                  3.7.1 CLASS 7A. Class 7A consists of Allowed Class 7 Claims against FMAC. Subclass 7A-1 consists of Claims related to the Subordinated Reset Notes issued in 1996, while Subclass 7A-2 consists of all other general Unsecured Claims, including, without limitation, the Subordinated Reset Notes issued in 1995 and trade and landlord Claims.


                  3.7.2 CLASS 7B. Class 7B consists of Allowed Class 7 Claims against FMRCC.

         3.8 CLASS 8 -- ALLOWED INTERESTS. Class 8 consists of Allowed Interests in FMAC and FMRCC.

                  3.8.1 CLASS 8A. Class 8A consists of Allowed Interests in
         FMAC.

                  3.8.2 CLASS 8B. Class 8B consists of Allowed Interests in
         FMRCC.

                                    ARTICLE 4

                       IDENTIFICATION OF IMPAIRED CLASSES
                             OF CLAIMS AND INTERESTS

         4.1 IMPAIRED CLASSES OF CLAIMS AND INTERESTS. Classes 3, 4, 5, 6, 7A-1, 7A-2, 7B, 8A and 8B are impaired under this Plan.

         4.2 UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS. Classes 1A, 1B and 2 are not impaired under this Plan.

                                    ARTICLE 5

                           PROVISIONS FOR TREATMENT OF
                         CLASSIFIED CLAIMS AND INTERESTS

         5.1 CLASS 1 -- ALLOWED PRIORITY NON-TAX CLAIMS. Classes 1A and 1B are unimpaired. Each holder of an Allowed Priority Non-Tax Claim shall be paid the full amount of its Allowed Claim in Cash on the Effective Date unless paid earlier pursuant to prior order of the Court or agreed otherwise by the applicable Debtor and the holder of such Claim.

         5.2 CLASS 2 -- ALLOWED SECURED CLAIM AGAINST FMAC UNDER GUARANTY AND PLEDGE AGREEMENT. Class 2 is unimpaired. The Agent for the Bank Group has credit bid the Purchase Price and, in exchange, has acquired the Owned Loans. FMAC has no remaining obligations to the Original Bank Group and the Former Assignees under the Bank Group Claim. FMAC's obligations to the Current Bank Group are set forth in the Guaranty and Pledge Agreement. In the event that UDC withdraws its support for, or is unable or unwilling to consummate this Plan for any reason, the guaranty and replacement lien set forth in the Guaranty and Pledge Agreement shall be null and void. Nothing herein shall prejudice the claims of UDC on the one hand, and the Former Assignees, on the other hand, to funds deposited by UDC into escrow pending resolution of the disputed claims of UDC and the Former Assignees thereto.

         The B Piece Distributions will first be used to pay FMAC's obligations under the Guaranty and Pledge Agreement and then shall next be applied to any remaining balance on the DIP Financing and Overadvance Facility after application of the Tax Refunds until paid in full. Such B Piece Distributions shall thereafter be applied to pay the Modified UDC Fee and then be retained by the Reorganized Company for distribution under the Plan subject to the Excess Collections Contribution Agreement and the Stock Option set forth in ss. 8.14 hereof.

         The Confirmation Order shall contain a final acknowledgement and determination that the Bank Group had duly perfected and valid liens in all of FMAC's assets, except for the Greenwich Collateral and FMAC's stock in FMARC and FMARC II, which liens are not subject to avoidance, counterclaim or offset. All interim payments received by the Bank Group during these Cases shall become final on the Effective Date.

         5.3 CLASS 3 -- ALLOWED SECURED CLAIM OF FSA. Class 3 is impaired. FSA shall retain its contingent lien on the stock of FMARC II to secure obligations presently secured thereby, including, without limitation, FMAC's obligation to reimburse FSA for any amounts FSA is required to pay on account of the guarantees and certain fees arising under the Securitization Related Documents.

         5.4 CLASS 4 -- ALLOWED SECURED CLAIM OF GREENWICH. Class 4 is impaired. Greenwich will continue to receive all collections on account of the Greenwich Collateral until such time as the Allowed Secured Claim of Greenwich is paid in full including default interest. Until such obligations are paid in full with default interest, Greenwich shall retain its lien on the Greenwich Collateral as well as its second lien on the stock of FMARC II. All interim payments received by Greenwich during these Cases shall become final on the Effective Date and shall be applied to reduce the Allowed Secured Claim of Greenwich when and as Allowed. The Greenwich Collateral will be serviced by UDC after the Effective Date pursuant to an agreement acceptable to the parties.



         5.5 CLASS 5 -- ALLOWED MISCELLANEOUS SECURED CLAIMS. Classes 5A and 5B are impaired. At the applicable Debtor's option, the holders of any Miscellaneous Secured Claims, if any, shall either (i) be paid the replacement value of their collateral on the Effective Date or as soon thereafter as there is a Final Order allowing such a Miscellaneous Secured Claim or (ii) have their collateral returned to them. Any Deficiency Amount held by the holder of a Miscellaneous Secured Claim shall be classified in Class 6 or Subclass 7A-2, depending on the size of the Deficiency Amount and any available election to opt-in or opt-out of the Convenience Class made by the holder of such Deficiency Amount.



         5.6 CLASS 6 -- ALLOWED CONVENIENCE CLASS CLAIMS. Class 6 is impaired. In full satisfaction of their Claims, Creditors in Class 6 shall be paid the lesser of $500 or 50% of their Allowed Convenience Class Claims in Cash on the Effective Date or as soon as practicable after such Claim becomes Allowed. Allowed Convenience Class Claims shall receive no other distributions with respect to the Debtors or the Reorganized Company.


         5.7 CLASS 7 -- ALLOWED UNSECURED CLAIMS.  Class 7 is impaired.

                  5.7.1 Subclass 7A-1 - Allowed Unsecured Claims Against FMAC related to Subordinated Reset Notes issued in 1996. Holders of Allowed Subclass 7A-1 Claims will receive their Pro Rata share of an amount equal to (i) the Debt of the Reorganized Company to Unsecured Creditors multiplied by the total amount of Allowed Subclass 7A-1 Claims (including any Contested Claims Reserve for Subclass 7A-1 Claims) divided by the total amount of Allowed Class 7A Claims (including any Contested Claims Reserve for Class 7A Claims) plus (ii) the Additional Equity Value for Subclass 7A-2. This amount shall mature and be fully due and payable four years and eleven months after the Effective Date. This amount shall be payable from (i) available cash flow after satisfaction of senior obligations under this Plan and obligations to Class 8A Interestholders, if any, and/or (ii) distribution of Stock Option Shares in accordance with the terms of the Plan in the event that UDC exercises the Stock Option, and/or
         (iii) at the option of the Reorganized Company, distribution of UDC Warrants or UDC Warrant Shares. In the event that UDC exercises the Stock Option and Stock Option Shares are distributed to holders of Subclass 7A-1 Claims, the value of such Stock Option Shares shall be deemed to be the Stock Option Value (as defined in ss. 8.14 hereof) for such shares. In the event that the Reorganized Company distributes UDC Warrant Shares to the holders of Subclass 7A-1 Claims, the value of such UDC Warrant Shares shall be deemed to be their Fair Market Value on the date of distribution of the UDC Warrant Shares. In the event that the Reorganized Company distributes UDC Warrants to the holders of Subclass 7A-1 Claims, the value of such UDC Warrants shall be deemed to be their value on the date of distribution as determined by an Independent Appraiser. All payments or the value of Stock Option Shares, UDC Warrants Shares or UDC Warrants distriubted to Subclass 7A-1 Creditors shall be first applied to interest, then principal.
         All amounts payable in cash, Stock Option Shares, UDC Warrant Shares or UDC Warrants to Subclass 7A-1 Creditors hereunder shall be subject to any reserve deemed reasonable by the board of directors of the Reorganized Company to satisfy post-confirmation expenses of the Reorganized Company.


                  Holders of Allowed Subclass 7A-1 Claims will also receive their Pro Rata share of 43% of the common stock of the Reorganized Company.


                  5.7.2 Subclass 7A-2 - Allowed Unsecured Claims Against FMAC other than Claims related to Subordinated Reset Notes issued in 1996. Holders of Allowed Subclass 7A-2 Claims will receive their Pro Rata share of an amount equal to (i) the Debt of the Reorganized Company to Unsecured Creditors multiplied by the total amount of Allowed Subclass 7A-2 Claims (including any Contested Claims Reserve for Subclass 7A-2 Claims) divided by the total amount of Allowed Class 7A Claims (including any Contested Claims Reserve for Class 7A Claims) minus (ii) the Additional Equity Value for Subclass 7A-2. This amount shall mature and be fully due and payable four years and eleven months after the Effective Date. This amount shall be payable from (i) available cash flow after satisfaction of senior obligations under this Plan and obligations to Class 8A Interestholders, if any, and/or (ii) distribution of Stock Option Shares in accordance with the terms of the Plan in the event that UDC exercises the Stock Option and/or (iii) at the option of the Reorganized Company, distribution of UDC Warrants or UDC Warrant Shares. In the event that UDC exercises the Stock
         Option and Stock Option Shares are distributed to holders of Subclass 7A-2 Claims, the value of such Stock Option Shares shall be deemed to be the Stock Option Value (as defined in ss. 8.14 hereof) for such shares. In the event that the Reorganized Company distributes UDC Warrant Shares to the holders of Subclass 7A-2 Claims, the value of such UDC Warrant Shares shall be deemed to be their Fair Market Value on the date of distribution of the UDC Warrant Shares. In the event that the Reorganized Company distributes UDC Warrants to the holders of Subclass 7A-2 Claims, the value of such UDC Warrants shall be deemed to be their value on the date of distribution as determined by an Independent Appraiser. All payments or the value of Stock Option shares, UDC Warrant Shares or UDC Warrants distributed to Subclass
         7A-2 Creditors shall be first applied to interest, then principal. All amounts payable in cash, Stock Option Shares, UDC Warrant Shares or UDC Warrants to Subclass 7A-2 Creditors hereunder shall be subject to any reserve deemed reasonable by the board of directors of the Reorganized Company to satisfy ~post-confirmation expenses of the Reorganized Company.


                   Holders of Allowed Subclass 7A-2 Claims will also receive their Pro Rata share of 57% of the common stock of the Reorganized Company. FMAC reserves the right to provide any Creditor in Subclass 7A-2 who does not qualify as a "qualified creditor" under 26 U.S.C. ss. 382(l)(5)(E) with alternative treatment in lieu of its Pro Rata share of the common stock of the Reorganized Company in order to protect the Debtors' federal income tax attributes. Such alternative treatment will be the economic equivalent of the treatment otherwise given to other holders of Allowed Subclass 7A-2 Claims. Such alternative treatment will be agreed upon by FMAC, the Committee and such Creditor or if no such agreement is reached, as determined by the Court after notice and a hearing.

                  5.7.3 Class 7B - Allowed Unsecured Claims Against FMRCC. All Allowed Unsecured Claims against FMRCC, including FMAC's scheduled Claim against FMRCC, will be paid Pro Rata from the FMRCC Sale Proceeds.

         5.8      CLASS 8.

                  5.8.1 Class 8A - Allowed Interests in FMAC. Except as to shares of common stock in FMAC currently held by UDC which are being contributed as set forth in Section 8.15 hereof, all Allowed Interests in FMAC will receive the benefit of the greater of (i) UDC Warrants to purchase 32,500 common shares of UDC or (ii) their Pro Rata share of any UDC Warrants reallocated to Class 8A under the Alltel Cure Reallocation. The reasonable direct costs incurred by the Reorganized Company solely as a result of distributing the proceeds of the UDC Warrants to Class 8A Interestholders shall be netted from such distribution. The total amount available for distribution to all of Class 8A under the foregoing formula cannot exceed $276,250 plus $8.50 per additional UDC Warrant, if any, received pursuant to the Alltel Cure Reallocation and shall only be available when and if the right to exercise or sell the UDC Warrants is exercised by the Reorganized Company or any other holders thereof.

                  Any Claims subject to subordination under Code ss. 510(b) shall participate in Class 8A based on the ratio of their stock holdings to all Allowed Interests. All options or warrants to purchase Interests in FMAC shall be cancelled unless exercised at least five Business Days before the Confirmation Date.

                  5.8.2 Class 8B - Allowed Interests. FMAC will not receive any distribution on account of its ownership of the stock of FMRCC. FMRCC shall be dissolved once all Claims against FMRCC are adjudicated in a Final Order.

                                    ARTICLE 6

                         ACCEPTANCE OR REJECTION OF PLAN
                            AND ELECTIONS ON BALLOTS

         6.1 CLASSES ENTITLED TO VOTE. Each impaired Class, except for Class 8B, shall be entitled to vote separately to accept or reject this Plan. Any unimpaired Class of Claims shall not be entitled to vote to accept or reject this Plan.

         6.2 CLASSES OF CLAIMS AND INTERESTS DEEMED TO REJECT THIS PLAN. The Allowed Interest in FMRCC (Class 8B) is impaired and will not receive or retain any property under this Plan. Under ss. 1126(g) of the Code, the holder of such Interest is conclusively presumed to reject this Plan, and the vote of such holder will not be solicited.

                                    ARTICLE 7

                               PLAN DISTRIBUTIONS


       7.1 TIMING OF CASH PAYMENTS. Payments of Cash to holders of Allowed Administrative Expenses and Allowed Priority Tax Claims shall be made in accordance with Article 2 of this Plan. Payments of Cash to Allowed Priority Non-Tax Claims shall be made on the Effective Date from Cash on hand or advances under the DIP Financing and Overadvance Facility. All payments to holders of Allowed Convenience Class Claims and Class 7B Allowed Unsecured Claims against FMRCC shall be made as soon as practicable after the later of the Effective
Date or the date such Claim becomes an Allowed Claim pursuant to a Final Order. Payments to UDC pursuant to the Excess Collections Contribution Agreement will be made as set forth in the Excess Collections Contribution Agreement. All other Cash distributions, including payments to holders of Allowed Unsecured Claims against FMAC and Allowed Interests in FMAC, shall be made quarterly on the last Business Day of March, June, September and December of the applicable year, provided that proceeds allocated to the applicable Class are received during such quarter. If available cash proceeds held ten business days prior to a scheduled distribution date are less than $300,000 (after satisfaction of senior obligations under this Plan and obligations to Class 8A Interestholders, if any, plus funding of any reserve deemed reasonable by the board of directors of the Reorganized Company to meet anticipated post-confirmation expenses), the Reorganized Company may elect not to make a quarterly distribution to Subclass 7A-1 or Subclass 7A-2 Creditors. Payments to Creditors of FMRCC shall be made solely from the FMRCC Sale Proceeds. Distributions to holders of Unsecured Claims and Interests will be net of costs of collection and any reserves for post-confirmation administration and expenses of the Reorganized Company (to the extent not paid with loans under the DIP Financing and Overadvance Facility) deemed reasonable by the board of directors of the Reorganized Company.


         7.2 MEANS OF CASH PAYMENT. Cash distributions made pursuant to this Plan shall be in United States funds, by check drawn on a domestic bank or if the Debtors so elect in their sole discretion for distributions to certain large claimants, by wire transfer from a domestic bank. Cash distributions by check shall be mailed to Creditors or Interestholders entitled to such distributions under this Plan at the addresses set forth on the Creditors' proofs of claim, or, if no proof of claim was filed, shall be mailed to the Creditor's last known address contained in the records of the Reorganized Company and in the case of Interestholders, to the most current address reflected in the records of the Reorganized Company.

         7.3 TIME BAR TO CASH PAYMENTS. Checks issued by the Reorganized Company with respect to Claims or Interests shall be null and void if not cashed within ninety (90) days of the date of issuance thereof.

                  7.3.1 Requests for reissuance of any check must be made directly to the Reorganized Company by the holder of the Allowed Claim or Interest with respect to which the check originally was issued.

                  7.3.2 Any claim in respect of such a voided check shall be made on or before ninety (90) days after the date of issuance of the check, after which time all claims in respect of void checks shall be discharged and forever barred, and the funds shall be redistributed to other Allowed Claims or Interests (subject to a Contested Claims Reserve) in the applicable Class during the next quarterly distribution.

         7.4 RECORD DATE. The record date for purposes of distributions under this Plan shall be the close of business on the Confirmation Date. The Debtors will rely on the register of proofs of claim filed in the Cases and their stock records to identify holders of Claims and Interests except to the extent a notice of transfer of Claim or Interest has been filed with the Court prior to the Confirmation Date pursuant to Bankruptcy Rule 3001 and the Reorganized Company has actual notice of a permitted post-confirmation transfer.

                                    ARTICLE 8

                      MEANS FOR IMPLEMENTATION OF THE PLAN


         8.1 DISSOLUTION, LIQUIDATION, AND ADMINISTRATION OF ASSETS. The Reorganized Company (through its post-confirmation board of directors and officers) will oversee the liquidation, sale and/or collection of all of the assets of the Reorganized Company, including (i) evaluation, pursuit and settlement of the Causes of Action, (ii) monitoring amounts which are or will become due and owing under the Excess Contributions Collection Agreement, and
(iii) overseeing distributions contemplated by this Plan. The board may (i) direct UDC to distribute the UDC Warrants directly to the Class 7A Creditors and/or Class 8A Interestholders, (ii) cause the Reorganized Company to distribute the UDC Warrants to Class 7A Creditors and/or Class 8A Interestholders, (iii) cause the Reorganized Company to exercise the UDC Warrants and distribute the UDC Warrant Shares to Class 7A Creditors and/or Class 8A Interestholders, or (iv) hold the UDC Warrants and/or UDC Warrant Shares until such time as the board of directors of the Reorganized Company in its sole discretion determines appropriate to exercise and/or sell the UDC Warrants or UDC Warrant Shares. Any proceeds from the UDC Warrants or UDC Warrant Shares received by the Reorganized Company shall be distributed in accordance with this Plan. The Reorganized Company will not issue any equity or debt securities in the Reorganized Company required to be registered under the Securities Act of 1933, as amended, and will comply as required by applicable law with the reporting requirements of the Securities Exchange Act of 1934, as amended.


         The Reorganized Company will not conduct any other trade or business besides liquidating and collecting its existing assets. The Reorganized Company will not make any investments, except temporary investments in cash, money market instruments, short-term government securities and other short-term investment grade securities pending distribution of such proceeds in accordance with this Plan. The Reorganized Company will establish personnel policies designed to avoid the possibility of self-dealing by the Reorganized Company's officers, directors or employees in connection with sales or other dispositions of property held by the Reorganized Company.

         The Reorganized Company will seek to distribute all proceeds received under the Excess Collections Contribution Agreement and from the Causes of Action in accordance with ss. 7.1 of this Plan or as otherwise ordered by the Court and close these Cases and dissolve as a corporation before the fifth anniversary of the Effective Date, unless such date is extended by an order of the Court for cause as necessary to complete distribution of the Reorganized Company's assets. It is not presently contemplated that such an extension will be necessary.

         8.2 DIP FINANCING AND OVERADVANCE FACILITY. The DIP Financing and Overadvance Facility shall be amended on the Effective Date to reflect the terms set forth in ss. 2.2 of this Plan.

         8.3 UDC WARRANTS. On the Effective Date, UDC will issue the UDC Warrants to the Reorganized Company pursuant to the Warrant Agreement in substantially the form attached as Exhibit D hereto.

         8.4 BOARD OF DIRECTORS AND OFFICERS OF THE REORGANIZED COMPANY. The board of directors of the Reorganized Company shall be reconstituted under a restated charter and amended bylaws on the Effective Date as follows: Mr. Eric Grubelich of Keefe Bruyette & Woods, Inc.; Mr. Buck Jones, a former employee of J.C. Bradford & Co.; and Mr. Howard Adamski, Treasurer of FMAC. Mr. Richard Vogelman, General Counsel and Secretary of FMAC, shall also become its President. The Reorganized Company may, but is not obligated to, have such other officers as the board of directors deems necessary or appropriate. The board of directors and officers of the Reorganized Company shall be entitled to reasonable compensation and reimbursement of expenses pursuant to policies or resolutions as may be approved by the board of directors of the Reorganized Company after consulting with the Committee.

         8.5 VESTING OF ASSETS. As of the Effective Date, all remaining property of the Debtors (other than servicing related assets transferred to UDC on the Effective Date pursuant to ss. 8.13 hereof and assets previously sold pursuant to order of the Court) shall vest in the Reorganized Company free and clear of all Claims, Interests and Liens except as provided in this Plan.


         8.6 INJUNCTION. From and after the Effective Date, all Persons who have held, hold, or may hold Claims against or Interests in either of the Debtors shall be (a) permanently enjoined from taking in connection with matters related to the Debtors or these Cases any of the following actions against (i) purchasers of assets from either of the Debtors, including, without limitation, UDC, the Bank Group or their assignees, (ii) any parties who received distributions or transfers made prior to the filing of these Cases, during these Cases as permitted by the Bankruptcy Code or a Final Order of this Court, or after Confirmation pursuant to this Plan, and (iii) the parties released under Section 8.7 hereof (as to the claims released and the parties giving releases), and (b) preliminarily enjoined from taking any of the following actions against the Debtors, the Reorganized Company or any of their property on account of such Claims or Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability, or obligation due to the Debtors; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that (x) nothing contained herein shall relieve the Reorganized Company, UDC or other parties in interest from performing their obligations as set forth in this Plan, the Plan Documents or any related documents contemplated herein; and (y) the preliminary injunction of actions against the Debtors, the Reorganized Company or any of their property (if any) shall be dissolved and terminate one day following the final distribution under this Plan. Nothing in this Plan will restrict any federal governmental regulatory agency from pursuing any regulatory or police enforcement action against the Debtors, the Reorganized Company and any of the other parties referenced above.

         8.7 RELEASES. On the Effective Date, the following individuals and entities shall be forever released and discharged from any and all claims, actions, suits, debts, accounts, causes of action, agreements, promises, damages, judgments, demands and liabilities which any of the Debtors (or Creditors or Interestholders receiving distributions under this Plan who do not opt out of this release may have in their individual capacity as opposed to derivatively through the Reorganized Company) may have against them related to the Debtors or these Cases arising prior to the Effective Date: (i) all directors, officers, employees, Professionals and agents of the Debtors (or affiliates thereof) who served the Debtors on or after the Petition Date; (ii) UDC and any of its directors, officers, employees, professionals, agents or affiliates in its capacity as both post-petition lender under the DIP Financing and Overadvance Facility as well as a member of the Current Bank Group; (iii) the members of the Current Bank Group and the Original Bank Group and the Former Assignees in their capacity as secured lenders to the Debtors (which specifically excludes LaSalle National Bank in its capacity as indenture trustee for the Subordinated Reset Notes or any of the members of the Bank Group as parties to unsecured swap or interest rate cap agreements) and their directors, officers, employees, professionals, agents or affiliates; (iv) each member of the Committee and the Committee's Professionals and agents in such capacity; and
(v) FSA, Chase Manhattan Bank as trustee, Harris Trust and Savings Bank as trustee and backup servicer and any of their directors, officers, employees, professionals, agents or affiliates. Any party receiving a release hereunder shall be deemed without ability to opt out to give a release to the other releasees hereunder from any and all claims, actions, suits, debts, accounts, causes of action, agreements, promises, damages, judgments, demands and liabilities which they may have against the other releasees related to the Debtors or these Cases arising prior to the Effective Date.

         The foregoing shall not release obligations arising under this Plan and the related exhibits, including, without limitation, contractual obligations under the Excess Collections Contribution Agreement or contractual obligations under the Securitization Related Documents. The foregoing releases do not extend to and shall not be construed to release Mitchell C. Kahn, Thomas R. Ehmann, Paul Van Eyl, Deloitte & Touche, L.L.P., Executive Risk Indemnity, Inc., The First Reinsurance Company of Hartford or Agricultural Excess and Surplus Insurance Company. Nothing in this Plan will restrict any federal governmental regulatory agency from pursuing any regulatory or police enforcement action against the Debtors, the Reorganized Company and any of the other parties referenced above.

         8.8 MAINTENANCE OF INDEMNIFICATION POLICIES. The Reorganized Company shall maintain the Indemnification Policies from and after the Effective Date to pay obligations to current and former directors and officers of the Debtors and officers and directors of the Reorganized Company, and UDC shall advance such funds under the DIP Financing and Overadvance Facility as are necessary to pay the applicable premiums.

         8.9 MODIFIED SERVICING AGREEMENTS. This Plan is conditioned upon the execution of modified servicing agreements for the Securitized Pools which agreements will provide, among other things, for an increase of the monthly base percentage servicing fee for each such Contract to the greater of 1/12 of 3-1/4% of the monthly outstanding principal balance of such Contract, or $15 per Contract, measured at the applicable date of each month. A proposed form of such agreements is attached as Exhibit C hereto. The other Securitization Related Documents shall remain in full force and effect, except as they may be modified pursuant to the amendments referenced in Section 8.17 below. Upon the Effective Date, UDC, one of its wholly owned subsidiaries, an Authorized Servicer or such other entity as may be reasonably acceptable to the Debtors, the Committee and FSA shall replace FMAC as servicer under the servicing agreements for the Securitized Pools and Owned Loans.

         8.10 ALLTEL CURE REALLOCATION. In the event that the amount of the cure costs paid to Alltel pursuant to Code ss. 365(b)(1)(A)- (B) by FMAC (either by a reduction of the cure amount paid to Alltel or a portion of such costs being paid by UDC or some other party besides FMAC) are reduced below $524,782.32, a percentage of the UDC Warrants equal to the percentage reduction in such cure costs, if any, below such amount which must be paid to Alltel by FMAC as an Administrative Expense, will be reallocated from Class 7A Creditors to Class 8A Interests and such reallocated UDC Warrants will be held by the Reorganized Company or distributed for the benefit of Class 8A Interestholders pursuant to this Plan. As provided in ss. 5.8.1, the Alltel Cure Reallocation can only be effective if the reduction of the Alltel cure amount is 10% or more (in light of the base 10% of UDC Warrants allocated to Class 8A).

         8.11 NO MARKET MAKING. Neither the Reorganized Company nor its directors, officers, employees or agents shall directly or indirectly make or encourage the making of a market for trading in Claims against or Interests in the Reorganized Company. Neither the Reorganized Company nor its directors, officers, employees or agents will (a) cause its Claims or Interests to be listed on any national securities exchange or the NASDAQ Stock Market, (b) engage the services of any market maker, facilitate the development of an active trading market for such Claims or Interests or encourage others to do so, (c) place advertisements in the media promoting investment in such Claims or Interests, or (d) except as required under Item 201(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended, collect or publish information about prices at which such Claims and Interests may be transferred.

         8.12 LIMITS ON EQUITY TRADING. No voting stock in the Reorganized Company shall be traded, nor shall any agreements to trade be entered into, until after the second anniversary of the Effective Date and any such purported trade or agreement to trade such voting stock entered into during such period shall be null and void. The voting stock will be held by a shareholder's agent for the benefit of Allowed Class 7A-1 and Class 7A-2 Claims and such Claims in the Contested Claims Reserve and shall only be disbursed to the parties entitled thereto at the end of such two year period (subject to any remaining Contested Claim Reserve).


         8.13 UDC ACQUISITION OF SERVICING ASSETS. On the Effective Date, UDC (or at UDC's election, any other servicer permitted under ss. 8.9 hereof) will acquire the personal property owned by FMAC which is used in FMAC's loan servicing operations as set forth in Exhibit B hereto (as the same may be amended prior to the Effective Date) and the Assigned Contracts in consideration for UDC's undertakings in this Plan, including the issuance of the UDC Warrants and UDC's contribution of its existing FMAC common stock as set forth in Section 8.15 hereof.


         8.14 UDC STOCK OPTION. At the option of UDC, UDC may distribute shares of UDC common stock to the Reorganized Company for distribution under this Plan or if the Reorganized Company so requests, directly distribute such shares of UDC common stock to the Class 7A Creditors, in lieu of the Reorganized Company's right to retain a portion of the Reorganized Company's share of the B Piece Distributions and the Debtor Excess Amount under the Excess Collections Contribution Agreement in cash (the "Stock Option"). Any direct distribution of UDC common stock by UDC at the request of the Reorganized Company shall be at the Reorganized Company's expense and solely in accordance with the Reorganized Company's instructions. UDC and its officers, directors, employees and agents shall have no liability to any party with respect to such distribution unless UDC acted with gross negligence or wilful misconduct.

         If UDC decides to exercise the Stock Option, UDC must give the Reorganized Company and the Committee at least 15 days' advance written notice (the "Option Notice") (and make a public announcement on the same date as the giving of the Option Notice) of the date on which UDC will exercise the Stock Option (the "Exercise Date") and the number of shares of UDC common stock (the "Stock Option Shares") that UDC will issue to the Reorganized Company on the Exercise Date. UDC may exercise the Stock Option one time only, with exercise being the actual delivery of the Stock Option Shares. Revocation of the Option Notice shall not be deemed to be an exercise of the Stock Option by UDC. On the Exercise Date, the aggregate value of the Stock Option Shares shall be determined by multiplying the number of the Stock Option Shares by 98% of the average closing sale price for the previous ten trading days of UDC common stock on the NASDAQ Stock Market or such other market as may quote prices for UDC common stock (the "Stock Option Value"). In the event that UDC exercises the Stock Option, and delivers the Stock Option Shares to the Reorganized Company, UDC shall be entitled to receive the Debtor's share of B Piece Distributions and the Debtor Excess Amount under the Excess Collections Contribution Agreement from and after the Exercise Date until UDC has received cash distributions equal to the Stock Option Value. This is in addition to UDC's right to receive its share of the Owned Loans and UDC Excess Amount under the Excess Collections Contribution Agreement. Once UDC has received cash distributions equal to the Stock Option Value (without regard to any post-issuance change in the market value of the issued Stock Option Shares), the Reorganized Company shall be entitled to and shall retain the remaining portion of the Reorganized Company's share of the B Piece Distributions and Debtor Excess Amount under the Excess Collections Contribution Agreement, if any, in excess of the Stock Option Value. In no event shall UDC be entitled to receive any portion of the Reorganized Company's share of B Piece Distributions and Debtor Excess Amount under the Excess Collections Contribution Agreement in excess of the Stock Option Value, nor shall UDC be entitled to recover any portion of the Stock Option Value from any source other than the Reorganized Company's share of the Excess Collections Contribution Agreement. UDC shall not be entitled to exercise the Stock Option unless and until (i) the value of UDC common stock on the Exercise Date and on each day during the previous ten trading days shall be at least $8.00 per share,
(ii) UDC shall have caused (at UDC's sole cost and expense) the Stock Option Shares to be registered under the Securities Act of 1933, as amended, unrestricted and fully transferable and shall have taken all steps necessary to allow the Reorganized Company to distribute the Stock Option Shares to the Class 7A Creditors, and (iii) UDC shall not have purchased any of its common stock or announced any stock repurchase programs from and after the delivery of the Option Notice to Reorganized Company through the Exercise Date. In the event that UDC exercises the Stock Option, the Reorganized Company shall distribute the Stock Option Shares directly to Allowed Class 7A

Creditors, unless the Reorganized Company elects to have UDC make such distribution directly to Class 7A Creditors or the Reorganized Company and the Committee agree otherwise as to all or a portion of such distribution.

         8.15 UDC CONTRIBUTION OF FMAC COMMON STOCK. Notwithstanding anything to the contrary herein, UDC will on or prior to the Effective Date contribute to FMAC as treasury stock all of UDC's common stock in FMAC as part of its consideration (along with the issuance of the UDC Warrants and other undertakings in this Plan) for the acquisition of the servicing assets described in Section 8.13.

         8.16 POST-CONFIRMATION BOARD AND COMMITTEE. Except for wilful misconduct or bad faith, neither the Reorganized Company nor its directors, officers, agents and professionals (collectively, the "Company Related Parties"), nor the Committee nor its members, agents and professionals (collectively, the "Committee Related Parties"), shall be liable to any person or entity for any post-confirmation action, failure or omission to act or other matter related to the Reorganized Company and these Cases. All parties are permanently enjoined from initiating a suit against the Reorganized Company, the Company Related Parties, the Committee or the Committee Related Parties related to the foregoing, except for wilful misconduct or bad faith on the part of the Company Related Parties or the Committee Related Parties.

         8.17 MODIFIED SPREAD ACCOUNT AGREEMENTS. This Plan is conditioned upon the execution by FSA, the applicable trustees, the applicable escrow agents, and FMARC or FMARC II (as applicable), of amendments to the spread account agreements and any other applicable Securitization Related Documents (which amendments shall be in form and substance acceptable to the parties thereto, FMAC and the Committee) to authorize and require the distribution of a portion of the cash held in the spread accounts to the Reorganized Company for distribution in accordance with this Plan if and to the extent that:

         (a) such cash in the spread accounts in the aggregate; plus

         (b) the remaining unpaid principal balance in the aggregate on all Contracts on which the obligors are current in their payments or for which the obligors are in default for a single payment for 30 days or less (together with the cash described in subclause (a) above, the "Aggregate Collateral"); exceeds

         (c) 150% percent of the aggregate amount of all principal, interest and other obligations then due and owing on the FSA insured indebtedness related to the Securitized Pools and the 1997-2 Securitized Pool.

Such amendments will further provide that the Aggregate Collateral shall at all times exceed the FSA insured indebtedness in the aggregate related to the Securitized Pools and the 1997-2 Securitized Pool by a minimum of $15 million. To the extent that the cash maintained in the spread accounts in the aggregate is sufficient to satisfy all obligations in the aggregate owing on FSA insured indebtedness related to the Securitized Pools and the 1997-2 Securitized Pool, such cash may be applied to prepay and satisfy those obligations in the aggregate related to the Securitized Pools and the 1997-2 Securitized Pool, all to the extent allowed by the Securitization Related Documents and all remaining excess cash in the spread accounts shall be distributed to FMAC for distribution in accordance with this Plan.

                                    ARTICLE 9

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         9.1 REJECTED IF NOT ASSUMED. This Plan shall be deemed to constitute and incorporate a motion by the Debtors to reject all executory contracts and unexpired leases to which a Debtor is a party or is otherwise bound, except for the contracts and leases that (a) have been assumed or rejected pursuant to an order of the Court entered prior to the Confirmation Date, (b) are specifically treated otherwise in this Plan (including the Assigned Contracts) or (c) are the subject of a motion to assume or assume and assign that is pending before the Court on the Confirmation Date. The Confirmation Order shall represent and reflect an order of the Court approving the rejection of all other executory contracts and unexpired leases not within clauses (a) to (c) above, as of the Confirmation Date.

         9.2 BAR TO REJECTION DAMAGES. If the rejection of an executory contract or unexpired lease by the Debtors pursuant to ss. 9.1 of the Plan results in damages to the party or parties to the contract or lease, a Claim for damages shall be forever barred and shall not be enforceable against the Debtors, their successors or assigns, or their property unless a proof of claim is filed with the Court and served upon Reorganized Company and the Committee within forty-five (45) days after entry of the Confirmation Order. The rejection Claim bar date for leases and executory contracts rejected prior to Confirmation shall be the date set forth in the applicable order rejecting such lease or contract.

         9.3 ASSUMPTION AND ASSIGNMENT OF SPECIFIED CONTRACTS. Entry of the Confirmation Order shall constitute the assumption and assignment of the Assigned Contracts to UDC. The non-Debtor party to such Assigned Contract shall be deemed to have irrevocably accepted the proposed cure amount set forth opposite its name in Exhibit B to this Plan unless it files a written objection at least three Business Days prior to the Confirmation hearing and a different cure amount is determined by the Court to be due and owing in a Final Order entered after notice and a hearing. All payments necessary to cure defaults under Code ss. 365(b)(1)(A)-(B) as a precondition to assuming and assigning the Alltel contract to UDC will be paid by FMAC. Any and all payments required by Code ss. 365(b)(1) and (f)(2) will be paid by UDC as a precondition to FMAC assuming and assigning the Assigned Contracts (other than the Alltel contract) to UDC.

                                   ARTICLE 10

                      PROCEDURES FOR RESOLVING AND TREATING
                                CONTESTED CLAIMS

         10.1 OBJECTION DEADLINE. As soon as practicable, but in no event later than ninety (90) days following the Effective Date, any party in interest desiring to object to Claims or Interests shall file objections to such Claims and Interests with the Court and serve copies of the objections upon the Debtors and/or Reorganized Company, the Committee and the holder of the applicable Claims or Interests to which the objections are made. There shall be no post-confirmation right to object to the extent a particular Claim is specifically allowed under this Plan or under prior Final Order of the Court. This ss. 10.1 shall not limit the Reorganized Company's or the Committee's right to object to Claims or Interests, if any, filed or amended more than ninety (90) days after the Effective Date. Any late filed claims shall be disallowed unless the Court determines in a Final Order that there was excusable neglect for filing such claims after the applicable bar date.

         10.2 PROSECUTION OF OBJECTIONS. The Reorganized Company shall litigate to judgment, settle, or withdraw objections to Contested Claims filed by the Reorganized Company.

         10.3 POWER TO COMPROMISE AND SETTLE WITHOUT NOTICE AND A HEARING. The Reorganized Company may compromise and settle an objection to a Claim without notice and a hearing thereon where the Allowed Claim will be $20,000.00 or less as a result of such compromise and settlement. The Reorganized Company may also compromise and settle an objection to a Claim without notice and a hearing thereon where the difference between the amount of the proof of claim as filed and the amount of the Claim as scheduled by the applicable Debtor is less than $10,000.00. Such compromises and settlements shall be embodied in an agreed order which shall be submitted to the Court for entry and served on counsel to the Committee and shall not become effective until the agreed order becomes a Final Order.

         10.4 POWER TO COMPROMISE AND SETTLE UPON NOTICE AND A HEARING. The Reorganized Company may compromise and settle all Objections to Claims not covered by ss. 10.3 of this Plan only upon twenty (20) days notice to the United States Trustee for the

District of Delaware and counsel to the Committee and a hearing thereon.

         10.5 NO DISTRIBUTIONS PENDING ALLOWANCE. Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to any Claim or Interest held by the holder of a Contested Claim to which an objection has been interposed unless and until the Contested Claim has been adjudicated and a Final Order has been entered with respect to the Claim or Interest.

                                   ARTICLE 11

                            RETENTION OF JURISDICTION

         11.1 CLAIMS AND ACTIONS. The Court shall retain jurisdiction over the Cases, including, without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of this Plan are implemented. The Court shall also expressly retain jurisdiction: (i) to hear and determine all Claims against the Debtors and (ii) to enforce all Causes of Action which belong to the Debtors.

         11.2 RETENTION OF ADDITIONAL JURISDICTION. The Court shall also retain jurisdiction for the purpose of classification of the Claims of any Creditor or Interests of any Interestholder and the determination of such objections as may be filed with respect to the Claims and Interests, including proceedings for estimation of Claims or Interests pursuant to Code ss. 502(c). The Court shall further retain jurisdiction for the following additional purposes:

                  (1) to determine all questions and disputes regarding title to the assets of a Debtor, all Causes of Action, controversies, disputes or conflicts, whether or not subject to any pending action as of the Effective Date, between the Debtors and any other party, including, without limitation, any right to recover assets pursuant to the provisions of the Code;

                  (2) to modify the Plan with the consent of the Reorganized Company after the Effective Date but prior to substantial consummation of the Plan pursuant to ss. 11.3 of this Plan, upon advance written notice to the Committee and UDC;

                  (3) to construe, interpret, implement and enforce the terms and conditions of the Plan and Confirmation Order;

                  (4) to determine issues and disputes concerning entitlement to distributions to be made under and pursuant to this Plan;

                  (5) to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights and powers of the Debtors, and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Court may deem necessary;

                  (6) to correct any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the purposes and intent of the Plan;

                  (7) to determine any and all objections to the allowance of Claims or Interests, including, without limitation, any counterclaims and rights of setoff;

                  (8) to determine any and all applications for allowance of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Code or the Plan;

                  (9) to determine any and all applications or motions for the rejection, assumption or assumption and assignment of any executory contract or unexpired lease and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

                  (10) to determine any and all applications, adversary proceedings and contested matters, including any adversary proceeding concerning any Cause of Action, that may be pending on or initiated after the Effective Date relating to matters which arose prior to the Effective Date;

                  (11) to consider any technical or immaterial modification of the Plan, whether or not the Plan has been substantially consummated, to remedy any defect or omission or reconcile any inconsistency in the Confirmation Order or any other Order of the Court, to the extent authorized by the Plan or the Code and requiring Court approval;

                  (12) to determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan, any agreements or instruments issued under or relating to this Plan or any other documentation evidencing the terms of this Plan;

                  (13) to consider and act on the compromise and settlement of any Claim against or cause of action by or against the Debtors arising under or in connection with the Plan;

                  (14) to issue such orders in aid of execution of the Plan as may be authorized by Code ss. 1142;

                  (15) to hear and determine all controversies, suits and disputes, if any, as may arise with regard to orders of this Court;

                  (16) to liquidate damages in connection with any disputed, contingent or unliquidated Claims or Interests;

                  (17) to adjudicate all Claims to a security or ownership interest in any property of the Debtors or in any proceeds thereof and for adequate protection claimed by any holder of such Claims;

                  (18) to adjudicate all claims or controversies arising out of any purchases, sales or contracts made or undertaken by the Debtors during the pendency of the Case; and

                  (19) to determine such other matters or proceedings as may be provided for under Title 28 or other title of the United States Code, the Code, the Bankruptcy Rules, other applicable law, the Plan or in any order or orders of the Court, including, but not limited to, the Confirmation Order or any order which may arise in connection with the Plan or the Confirmation Order.

         11.3 MODIFICATIONS OF THE PLAN. The Debtors may modify this Plan in the manner provided for under Code ss. 1127. The Debtors shall give notice of any proposed modification to counsel for the Committee, counsel to UDC, and to the United States Trustee for the District of Delaware and to any other parties designated by the Court. The Debtors also reserve the right to make such modifications at or prior to any hearings on confirmation as are necessary to permit this Plan to be confirmed under Code ss. 1129.

         11.4 REVOCATION AND WITHDRAWAL OF THE PLAN. The Debtors reserve the right to revoke or withdraw this Plan at any time before entry of a Confirmation Order. If the Debtors revoke or withdraw this Plan prior to the Confirmation Date, or if the Confirmation or the Effective Date does not occur, then this Plan shall be deemed to be null and void. In such event, nothing contained herein or in any disclosure statement relating to the Plan shall be deemed to constitute an admission of validity, waiver or release of any Claims by or against the Debtors or any Person or to prejudice in any manner the rights of the Debtors or any Person in any proceeding involving the Debtors.

         11.5 SECTION 1146(C) EXEMPTION. Pursuant to Code ss. 1146(c), the making or delivery of any instrument of transfer pursuant to, in implementation of or as contemplated by the Plan or the holding by or transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated by the Plan, shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee.

                                   ARTICLE 12

                                NOTICE PROVISIONS

     12.1 NOTICES. All notices, requests, elections or demands in connection with this Plan, including any change of address of any Creditor or Interestholder for the purposes of receiving distributions under this Plan and to avoid forfeiting the same pursuant to Article 8 of this Plan, shall be in writing and shall be delivered personally, by facsimile, overnight courier or first class mail. Such notice shall be deemed to have been given when received or, if mailed by first class mail, five (5) Business Days after the date of mailing, or if by overnight courier, the next Business Day following the date of mailing. Notices required to be sent to the following parties under this Plan shall be addressed to:

                                    Debtors:
                                    ---------

                                    First Merchants Acceptance Corporation
                                    570 Lake Cook Road, Suite 126
                                    Deerfield, IL  60015
                                    Attention:  President
                                    Telephone:  (847) 948-9300
                                    Facsimile:  (847) 945-2556

         with a copy to each of the following Persons:

                                    Debtors' Counsel:
                                    -----------------

                                    Laura Davis Jones, Esq.
                                    Robert Brady, Esq.
                                    Young Conaway Stargatt & Taylor
                                    11th & Market Streets
                                    Wilmington, DE  19801
                                    Telephone:  (302) 571-6600
                                    Facsimile:  (302) 571-1253

                                    and

                                    Robert E. Richards, Esq.
                                    Sonnenschein Nath & Rosenthal
                                    8000 Sears Tower
                                    Chicago, IL  60606
                                    Telephone:  (312) 876-8000
                                    Facsimile:  (312) 876-7934

                                 UDC
                                 ---

                                 Ugly Duckling Corporation
                                 2525 East Camelback Road
                                 Suite 1150
                                 Phoenix, AZ  85016
                                 Attn.:  President
                                 Telephone:  (602) 852-6600
                                 Facsimile:  (602) 852-6696

                                 UDC's Counsel
                                 -------------
                                 Christopher Bayley, Esq.
                                 Snell & Wilmer L.L.P.
                                 One Arizona Center
                                 Phoenix, AZ  85004
                                 Telephone:  (602) 382-6000
                                 Facsimile:  (602) 382-6070

                                 and

                                 Todd Jones, Esq.
                                 Snell & Wilmer L.L.P.
                                 One South Church Avenue
                                 Suite 1500
                                 Tucson, Arizona  85701
                                 Telephone:  (520) 882-1200
                                 Facsimile:  (520) 884-1294

                                 Creditors Committee
                                 -------------------

                                 Mr. James F. Graves
                                 Chairman of the Unsecured Creditors Committee J.C. Bradford & Co.
                                 330 Commerce Street
                                 Nashville, TN  37201
                                 Telephone:  (615) 748-9000
                                 Facsimile:  (615) 271-1096

                                 Creditors Committee's Counsel
                                 -----------------------------

                                 Stephen Mertz, Esq.
                                 Michael Stewart, Esq.
                                 Faegre & Benson LLP
                                 2200 Norwest Center
                                 90 South Seventh Center
                                 Minneapolis, MN  55402
                                 Telephone  (612) 336-3000
                                 Facsimile  (612) 336-3026

                                 and

                                 David Stratton, Esq.
                                 David M. Fournier, Esq.
                                 Pepper Hamilton & Scheetz
                                 Suite 1600
                                 1201 Market Street
                                 P.O. Box 1709
                                 Wilmington, DE  19899-1709
                                 Telephone (302) 777-6565
                                 Facsimile (302) 656-8865

                                 Greenwich
                                 ---------

                                 Greenwich Capital Financial Products, Inc.
                                 600 Steamboat Road
                                 Greenwich, Connecticut  06830
                                 Attention:  Craig Eckes
                                 Telephone  (203) 622-5651
                                 Facsimile  (203) 629-4640

                                 Greenwich's Counsel
                                 -------------------

                                 James H.M. Sprayregen, Esq.
                                 Kirkland & Ellis
                                 200 East Randolph Drive
                                 Chicago, Illinois  60601
                                 Telephone  (312) 861-2000
                                 Facsimile  (312) 861-2200

         12.2 LIMITATION ON NOTICE. The Debtors shall give the following notice with regard to the following matters, which notice shall be deemed to be good and sufficient notice of such matters with no requirement for any additional or further notice:

                  12.2.1 NOTICE OF ENTRY OF CONFIRMATION ORDER. Notice of the entry of the Confirmation Order shall be sufficient if (a) mailed to all known holders of Claims and Interests (which have not become Disallowed as of the date of mailing) and (b) published at least one time in the national edition of The Wall Street Journal. Such notice shall be mailed within five (5) Business Days of the date that the Confirmation Order becomes a Final Order.

                  12.2.2 POST-CONFIRMATION DATE SERVICE. From and after the date the Confirmation Order becomes a Final Order, notices of appearances and demands for service of process filed with the Court prior to such date shall no longer be effective. No further notices (other than notice of entry of the Confirmation Order) shall be required to be sent to any entities or Persons, except those Persons specified in ss.ss.
         12.1 and 13.3 of this Plan.

                  12.2.3 NOTICE TO CREDITORS. All notices and requests to Creditors of any Class shall be sent to them at the addresses set forth on the proofs of claim or, if no proof of claim was filed, to their last known address as reflected in the records of Debtor. Any Creditor may designate in writing any other address for purposes of this section, which designation shall be effective upon receipt by Debtor.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

         13.1 REQUEST FOR CRAMDOWN/SS. 510(B) SUBORDINATION. In the event this Plan is not confirmed under Code ss. 1129(a), thE Debtors request that this Plan be confirmed under Code ss. 1129(b). Any claims arising from the sale, purchase or holding of Interests shall be subordinated under ss. 510(b) of the Code below Class 7A Claims under this Plan and to the level of Class 8A Interests as set forth in ss. 5.8.1.


         13.2 POST-PETITION STATUS OF COMMITTEE. The Committee shall continue in effect following the Effective Date for the purposes of (i) consulting on the composition of the board of directors of the Reorganized Company, (ii) objecting to certain Claims which the Debtors have not elected to object to or objecting to the settlement or compromise of Claims or Causes of Action, (iii) having the right to negotiate and object to any proposed modifications of the Plan, and
(iv) having the right to enforce the provisions of the Plan and the documents executed in connection with the Plan or to implement the provisions of the Plan for the benefit of the holders of Class 6 Allowed Convenience Class Claims and Class 7A Allowed Unsecured Claims. The Committee shall be governed by its bylaws and shall have the power to amend such bylaws in accordance with their terms. All actions by the Committee contemplated under the Plan shall constitute actions within the scope of Code ss. 1103(c) for which the Committee and its members are entitled to immunity to the same extent as prior to Confirmation. The Reorganized Company will supply a copy to the Committee of all material filings made by the Reorganized Company with the Securities and Exchange Commission, plus on a quarterly basis statements of cash flows of the Reorganized Company and a copy or detailed summary of any servicing reports received from the servicer of the Securitized Pools and the Owned Loans.


                  13.2.1 At the option of the members of the Committee or as may be ordered by the Court after notice and a hearing, a successor committee consisting of all, or fewer than all of the existing members of the Committee may be appointed to fulfill the Committee's rights and responsibilities under the Plan.

                  13.2.2 The Committee may retain professionals of its own selection to advise and assist the Committee in fulfilling its rights and responsibilities under the Plan as set forth above. Reasonable compensation of professionals for the Committee and reimbursement for reasonable expenses of the Committee shall be paid by the Reorganized Company after the Effective Date upon presentation of an invoice to the Reorganized Company and a period of 15 days for the Reorganized Company to raise any objections. If an objection is raised and cannot be consensually resolved, the disputed portion of such fees and expenses shall be determined by the Court. Counsel and any other professionals for the Reorganized Debtor shall circulate any post-confirmation invoices to the Committee and the same payment and objection procedure shall apply to such counsel or other professional.

                  13.2.3. The Reorganized Company or any other party in interest shall be entitled to seek an order from the Court disbanding the Committee at any time that the Reorganized Company or other party in interest believes that the Committee has fulfilled all of its rights and responsibilities under the Plan, and the Court shall retain jurisdiction to enter an order disbanding the Committee only upon a proper showing by the Reorganized Company or party in interest that the Committee has fulfilled its rights and responsibilities.

         13.3 MODIFICATION OF WRITINGS EVIDENCING INDEBTEDNESS. On the Effective Date, all writings evidencing indebtedness of the Debtors shall be deemed to be modified as provided in this Plan or documents executed in connection with this Plan. The Current Indenture Trustee shall be entitled to its reasonable fees, costs and expenses to be paid from distributions to holders of Allowed Class 7A Claims as provided for under a replacement indenture in substantially the form attached as Exhibit F hereto; provided, however, that if the Reorganized Company deems, in its sole discretion, the fees, costs and expenses of the Indenture Trustee to be reasonable, it may pay the same, using funds available to it under the DIP Financing and Overadvance Facility, on any Business Day after the Confirmation Date without application to or further order of the Court. On and after the Effective Date, the duties, covenants and obligations of the Debtor and the Current Indenture Trustee under the existing Indentures shall cease as of the Effective Date and be replaced with the duties, covenants and obligations set forth in such replacement indenture and such other related documents as the Reorganized Company and the Current Indenture Trustee may agree to.

         13.4 SEVERABILITY. Should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Plan.

         13.5 GOVERNING LAW. Except to the extent that the Code is applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to choice of law principles.

         13.6 SUCCESSORS AND ASSIGNS. The rights and obligations of any entity named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such entity.

         13.7 SETOFFS/COUNTERCLAIMS. Except as otherwise provided in this Plan, the Reorganized Company may, but shall not be required to, set off or counterclaim against any Claim and the payments or other distributions to be made pursuant to this Plan in respect of the Claim, claims of any nature whatsoever the estate may have against the holder of the Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Company of any claim that the estate may have against the holder; provided, however, that the Reorganized Company will not seek to set off or counterclaim for any obligation that is not yet due. Setoffs or counterclaims arising from events after the Petition Date shall reduce the payouts under any Allowed Claim dollar for dollar. Setoffs or counterclaims arising from pre-petition events shall only reduce the amount of the Allowed Claim and therefore, shall only reduce the payout amount proportionally with the reduction in the Allowed Claim. If any counterclaim or setoff asserted by the Debtors exceeds the amount of any Claim, the holder of such Claim shall not be entitled to any distribution under the Plan, and the Reorganized Company will reserve the right to recover any such excess counterclaim or setoff from the holder of the applicable Claim.

         13.8 BINDING EFFECT. Unless this Plan is revoked and withdrawn, and except to the extent modified in the manner set forth in ss. 12.4 of this Plan, the provisions of this Plan shall bind all Creditors and Interestholders, whether or not they vote to accept the Plan.

         13.9 EFFECT OF CONFIRMATION ORDER. Except as expressly provided in this Plan and the documents executed in connection with this Plan, the Confirmation Order shall contain an injunction, embodying the protections of the automatic stay of Code ss. 362(a), against the prosecution against the Debtors of any Claim or Interest, whether or not a proof of Claim or proof of Interest based on any such debt, liability, or Interest is filed under Code ss. 502, including the pursuit of any Creditor's or Interestholder's derivative actions against any third party derived from the rights and interests of the Debtors or the Debtors' estates, which injunction shall come into effect on the Effective Date.

                                   ARTICLE 14

                   CONDITIONS TO THE EFFECTIVENESS OF THE PLAN

         14.1 CONDITIONS. All of the following conditions must occur and be satisfied for this Plan to be effective:

                  14.1.1 ENTRY OF CONFIRMATION ORDER. The Confirmation Order must be signed by the judge of the Court and duly entered on the docket for the Case by the clerk of the Court.

                  14.1.2 MODIFIED SERVICING AGREEMENTS. All necessary consents shall have been obtained to the modified servicing agreements described in ss. 8.9 of this Plan.

                  14.1.3 MODIFIED SPREAD ACCOUNT AGREEMENTS. All necessary consents shall have been obtained to the modified spread account agreements described in ss. 8.17 of this Plan.

                  14.1.4 EXIT FINANCING FACILITY. Amendments to the DIP Financing and Overadvance Facility necessary to continue the same after the Effective Date consistent with the provisions of this Plan shall have been entered into among UDC and the Reorganized Company and the Reorganized Company will have sufficient borrowing availability under the DIP Financing and Overadvance Facility or other sources to pay all Allowed Administrative Expenses, Priority Tax Claims and Priority Non-Tax Claims plus a reasonable cushion to pay anticipated post-confirmation expenses.

                  14.1.5 NO STAY. There must be no stay in effect with respect to the Confirmation Order.

         14.2 CONDITIONS WAIVABLE BY THE DEBTORS. The Debtors may waive any of the conditions contained in Article 14 of this Plan.

                                            Respectfully Submitted,

                                    FIRST MERCHANTS ACCEPTANCE CORPORATION
                                    FIRST MERCHANTS RESIDENTIAL CREDIT
                                                     CORPORATION


                                    By: /s/ William Plamondon
                                        -------------------------------------
                                        William Plamondon
                                        President

Laura Davis Jones, Esq.
Robert Brady, Esq.
YOUNG, CONAWAY, STARGATT & TAYLOR
Rodney Square North, 11th Floor
Wilmington, Delaware  19899
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

Special Counsel:

Robert E. Richards, Esq.
Mitchell L. Hollins, Esq.
SONNENSCHEIN NATH & ROSENTHAL
8000 Sears Tower
Chicago, Illinois  60606
Telephone: (312) 876-8000
Facsimile: (312) 876-7934

COUNSEL TO DEBTORS AND DEBTORS IN POSSESSION

Dated:  February 9, 1998

                                                                       EXHIBIT A

                             CONTRIBUTION AGREEMENT


THIS AGREEMENT, dated as of December 15, 1997, is made between First Merchants Acceptance Corporation, debtor and debtor-in-possession (the "Debtor") and Ugly Duckling Corporation ("UDC"). Capitalized terms not otherwise defined herein are used as defined in Schedule 1.

                                    RECITALS

WHEREAS, on the Sale Date, the Agent, on behalf of the Bank Group, credit bid the Purchase Price and acquired the Owned Loans.

WHEREAS, in addition to the Debtor's receipt of the Purchase Price, UDC has agreed to become involved in all servicing of collections of the Owned Loans, the Greenwich Collateral and the Securitized Pools.

WHEREAS, to facilitate UDC's agreement to service the Owned Loans, the Greenwich Collateral and the Securitized Pools, UDC will enter into agreements whereby UDC will assume the full, separate and independent rights, duties and responsibilities for servicing the Owned Loans, the Greenwich Collateral and Securitized Pools after the confirmation and effective date of the Chapter 11 Plan ("UDC Servicing Agreements").

WHEREAS, the Debtor and UDC wish to enter into such UDC Servicing Agreements, inter alia, to create a procedure and format to enable the Debtor and reorganized Debtor through the sale of the Owned Loans and a confirmed Chapter 11 Plan to: (a) maximize recovery of the Secured Claim Recovery Amount and all amounts due UDC under the DIP Facility, and (b) more efficiently administer the collection of the Owned Loans, the Greenwich Collateral and the Securitized Pools for the benefit of the Debtor.


                                   AGREEMENTS

NOW, THEREFORE, the parties hereto agree as follows:

         1. SERVICING OF OWNED LOANS AND SECURITIZED POOLS AND PAYMENT OF SECURED CLAIM RECOVERY AMOUNT AND DIP FACILITY. Prior to the effective date of the Chapter 11 Plan (the "Effective Date"), UDC will consult with the Debtor in its continued servicing of the Owned Loans, the Greenwich Collateral and the Securitized Pools as agreed by UDC and the Debtor without compensation to UDC. After the Effective Date, UDC, as servicer (in such capacity, the "Servicer"), will expressly assume the rights, duties and responsibilities of servicing the Owned Loans, the

Greenwich Collateral and the Securitized Pools pursuant to the UDC Servicing Agreements. UDC may assign its obligations as servicer to a wholly-owned subsidiary of UDC or to such successor or assignee as set forth in the Chapter 11 Plan (such parties are referred to herein as an "Authorized Assignee").

         Any and all proceeds received by the Servicer from the Owned Loans will be applied as follows: (a) first, to the Secured Claim Recovery Amount until paid in full; and (b) second, if any amounts remain, then 82.5% of such amount (the "Debtor Excess Amount") shall be paid by UDC to the Debtor in accordance with paragraph 2 below, and the balance of such amount will be paid to UDC.

         All proceeds and distributions from the B Pieces will be utilized to
(a) first, retire the Secured Claim Recovery Amount to the extent the Secured Claim Recovery Amount remains outstanding; then (b) the next distributions will be used to satisfy in full the remaining indebtedness to UDC under the DIP Facility; then (c) if the Chapter 11 Plan is confirmed, the next distributions will be used to satisfy in full the Modified UDC Fee; and (d) finally, if any amount remains, 17.5% of such amount (the "UDC Excess Amount") shall be paid by the Debtor to UDC in accordance with paragraph 2 below, and the balance of such amount shall be retained by the Debtor.

         All proceeds to the Debtor from collections on the Greenwich Collateral (after payment in full of the obligations to Greenwich) will be utilized to (a) first satisfy in full the remaining indebtedness to UDC under the DIP Facility, if any, and then (b) be retained by the Debtor.

         2.       PAYMENT AND ACCOUNTING OF EXCESS.

                  (a) In the event that the Owned Loans are not being serviced by the Servicer or an Authorized Assignee without the prior written consent of the Debtor (an "Owned Loan Servicing Change"), which consent will not be unreasonably withheld, the Debtor's share of excess collections on the B Pieces shall be 85% and the UDC Excess Amount will be 15% with respect to the B Pieces. In the event of an Owned Loan Servicing Change,

                           (i) UDC will receive a 15% share (with 85% to the Debtor) of the eligible proceeds and collections received by the Servicer with respect to the Owned Loans (after satisfaction in full of the Secured Claim Recovery Amount); provided, however, that for purposes of the foregoing calculation, the amount of such proceeds and collections with respect to the Owned Loans (after satisfaction in full of the Secured Claim Recovery Amount) shall be limited to an amount equal to the amount of any B Pieces that have been applied to satisfy the Secured Claim Recovery Amount during the period when UDC or an Authorized Assignee was servicing the Owned Loans, and

                           (ii) the Debtor will receive 100% of any proceeds and collections on the Owned Loans in excess of such amount.

                           Except as specifically set forth above, UDC's rights to payment and obligations hereunder are absolute and shall not be affected by any subsequent transfer or sale of the Owned Loans to GE or any other party.

                  (b) In no event will UDC be entitled to receive any of the UDC Excess Amount related to a Securitized Pool for any period of time during which UDC or an Authorized Assignee shall not be acting as servicer for that Securitized Pool.

                  (c) On the 15th calendar day of each month, the Servicer shall provide the Debtor with a written summary of the information set forth in Paragraph 3(a) below, in sufficient detail to permit the Debtor to confirm the accuracy thereof.

                  (d) The Debtor Excess Amount and UDC Excess Amount shall be payable on the 20th calendar day of each month for amounts payable with respect to the immediately preceding month.

         3.       REPORTING AND AUDIT.

                  (a) From and after the earlier of (i) confirmation of the Chapter 11 Plan, or (ii) that time at which the Servicer becomes the servicer of any of the Owned Loans, the Greenwich Collateral or the Securitized Pools, the Servicer will provide to the Debtor monthly reports no later than the 15th day after the end of each calendar month (each such month being a "Collection Period" disclosing with respect to such Collection Period, (i) the total amount of proceeds and collections from the Owned Loans, Greenwich Collateral, the B Pieces and/or the Securitized Pools, as applicable, (ii) the amount of Owned Loans collections applied to the Secured Claim Recovery Amount, the amount of Greenwich Collateral applied to the DIP Facility, the amount of the B Pieces applied to the Secured Claim Recovery Amount, the DIP Facility and the Modified UDC Fee (as applicable), as well as an accounting of subsequent payments made from such proceeds, and (iii) any Debtor Excess Amount and UDC Excess Amount payable with respect to the applicable Collection Period (the "Monthly Reports"). The Servicer shall also deliver to the Debtor copies of all monthly, quarterly and annual reports which the Servicer provides to any party under the UDC Servicing Agreements at the time such reports are delivered to such parties.

                  (b) Debtor and its agents shall have the right, upon 3 business days prior written notice to the Servicer, to inspect, audit and make copies of and abstracts from the records of the Servicer with respect to servicing and proceeds of the Owned Loans, the Greenwich Collateral and the Securitized Pools and payments made or received with respect thereto.

                  (c) Within 15 days of the later to occur of paying off or writing off of (i) the final Owned Loan outstanding,
                           (ii) the final loan outstanding in the pool of loans constituting the Greenwich Collateral, and (iii) the final securitized loan outstanding in the Securitized Pools (the "Final Outstanding Loan Date"), UDC (or its successor or agent) shall deliver to the Debtor a computation of both the total Debtor Excess Amount and the total UDC Excess Amount. The Debtor will advise UDC within ten (10) business days after delivery of such final computation if it disagrees with the computation. If the Debtor notifies UDC of such disagreement within such ten (10) business day period, the parties agree in good faith to try to reconcile their differences on such computation. If after a subsequent ten (10) business day period they cannot agree on the calculation, UDC and the Debtor will submit the disputed elements to the Court for a resolution of those disputed matters.

         4. TRANSITION OF SERVICING. The Debtor and UDC will coordinate an orderly and prompt transition of servicing of the Owned Loans, the Greenwich Collateral and the Securitized Pools, as applicable, from the Debtor to the Servicer during the pendency of the Bankruptcy Case to enable UDC (or an Authorized Assignee) to begin such servicing activities on the Effective Date pursuant to the UDC Servicing Agreements. UDC (and where applicable, the Debtor) will negotiate, enter into and, to the extent required, agree to seek Court approval of the UDC Servicing Agreements.

         5. TERMINATION. Notwithstanding anything herein to the contrary, UDC shall not be entitled to any payment of the UDC Excess Amount attributable to any Securitized Pool which Servicer is not then servicing.

         6.       UDC STOCK OPTION.  Nothing herein shall modify the UDC Stock
         Option.

         7. NOTICES. Any notice or other communication under this Agreement shall be in writing to the party for whom intended at the following address (or at such other address as such party may have previously specified by notice to the other parties at the address to which notice shall be given to such party):

                  If to UDC or the Servicer, to:

                            Ugly Duckling Corporation
                            2525 E. Camelback Road, Suite 1150
                            Phoenix, Arizona 85016
                            Attention: Steven P. Johnson, Esq.
                            Facsimile No.: (602) 852-6696

                  With a copy to:

                            Snell & Wilmer L.L.P.
                            One Arizona Center
                            Phoenix, Arizona 85004
                            Attention: Christopher H. Bayley, Esq.
                            Facsimile No.: (602) 382-6070

                  If to the Debtor, to:

                            First Merchants Acceptance Corporation
                            570 Lake Cook Road, Suite 126
                            Deerfield, Illinois 60015
                            Attention: William Plamondon
                            Facsimile No.: (847) 945-2556

                  With a copy to:

                            Sonnenschein Nath & Rosenthal
                            Suite 8000 Sears Tower
                            233 S. Wacker Drive
                            Chicago, Illinois 60606
                            Attention: Robert E. Richards
                            Facsimile No.: (312) 876-7934

         Each such notice or other communication, together with appropriate copies, shall be (a) mailed by United States registered or certified mail, return receipt requested, postage prepaid, (b) delivered by overnight delivery service such as Federal Express, providing for signed receipts, (c) delivered by personal service in the manner provided for service of legal process, or (d) transmitted by facsimile at the above facsimile numbers, with a copy by United States mail as provided in subsection (a) hereof. Counsel to a party may give notice for its client provided such notice is otherwise made in accordance with the provisions of this Section. Notices shall be effective on the first business day following the date of mailing or transmission, or upon receipt or personal service.

         8. CHOICE OF LAW. Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the law of Delaware, without giving effect to choice of law principles.

         9. BINDING EFFECT. The Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective heirs, beneficiaries, legal representatives, successors and permitted assigns, including any successor trustee. Servicer cannot assign its servicing obligations hereunder, except as set forth herein or as consented to in writing by the Debtor, such consent not to be unreasonably withheld.

         10. ATTORNEYS' FEES. If any action is brought by either party in respect to its rights under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court.

         11. WAIVERS. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver. Either party may waive any provisions of this Agreement intended for its benefit; provided, however, that any such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Agreement.

         12. HEADINGS AND COUNTERPARTS. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

         13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by each of the parties hereto.

         14. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15. ASSIGNMENT. UDC may assign its rights to receive amounts hereunder to any subsidiary, affiliate or any successor, assign or transferee of any such successor or affiliate. UDC shall remain liable for payment of the Debtor Excess Amount owed to the Debtor hereunder in the event that the Servicer fails to do so. This agreement shall bind any successors and assigns to the parties hereto.

         Agreed as of the date set forth above:

                                    UGLY DUCKLING CORPORATION


                                    By:
                                       ------------------------------
                                       "UDC" or "SERVICER"

                                    FIRST MERCHANTS ACCEPTANCE
                                    CORPORATION,
                                    Debtor and Debtor-in-Possession


                                    By:
                                       ------------------------------
                                       "DEBTOR"

                                   SCHEDULE I
                                   DEFINITIONS

         "1997-2 Securitized Pool" means the pool of contracts the Debtor securitized through FMARC II on May 1, 1997.

         "Acquisition Date" means August 21, 1997.

         "Agent" means LaSalle National Bank in its capacity as agent under the Warehouse Facility, or any successor agent thereunder.

         "Bank Group" means the Current Bank Group and the Original Bank Group.

         "Bank Group Claim" means all amounts owed to the Bank Group under the Warehouse Facility.

         "Bankruptcy Case" means the Debtor's chapter 11 bankruptcy case pending in the United States District Court for the District of Delaware entitled In re First Merchants Acceptance Corporation, Case No. 97-1500 (JJF) (D. Del., July 11, 1997).

         "B Pieces" means all of the residual interests and certificates in the Securitized Pools held by FMARC or FMARC II.

         "Chapter 11 Plan" means a chapter 11 plan of the Debtor containing terms consistent with the terms of the Modified Plan Agreement.

         "Committee" means the Official Committee of Unsecured Creditors of First Merchants Acceptance Corporation.

         "Contracts" means retail installment automobile loan contacts originated or purchased by the Debtor.

         "Contribution Agreement" means that certain Contribution Agreement dated as of December 15, 1997 between FMAC and UDC.

         "Court" means the United States District Court for the District of Delaware.

         "Current Bank Group" means as of December 15, 1997, UDC, Cerberus Partners, L.P., and Bear, Stearns Co., Inc., solely in their capacities as assignees of the Original Bank Group and as the current holders of the Bank Group Claim.

         "Debtor" means First Merchants Acceptance Corporation.

         "DIP Facility" means that certain Final Order (1) Authorizing Debtor in Possession Financing; (2) Granting Liens and Superpriority Administrative Claims; (3) Modifying the Automatic Stay; (4) Specifying Use of Cash Collateral; and (5) Granting Adequate Protection Therefor Pursuant to Sections 361 and 363 of the Bankruptcy Code dated August 28, 1997, as amended by that Stipulation and Agreed Order to Amend DIP Facility dated as of
December 15, 1997.

         "Exercise Date" means the date on which UDC will exercise the Stock Option.

         "Excess Collections Split" means the sharing arrangement between the Debtor and UDC on the proceeds and collections of the Owned Loans and the B Pieces whereby, after payment in full of the Secured Claim Recovery Amount, the DIP Facility and the Modified UDC Fee, the Debtor and UDC will share all excess collections and proceeds on the Owned Loans and the B Pieces, with 82 1/2% of such excess collections and proceeds to be paid to the Debtor and 17 1/2% of such excess collections and proceeds to be paid to UDC, as more particularly described in and subject to the terms of the Contribution Agreement (including adjustments in the sharing percentages upon the occurrence of certain events as set forth in the Contribution Agreement).

         "FMAC" means First Merchants Acceptance Corporation.

         "FMARC" means First Merchants Auto Receivables Corporation.

         "FMARC II" means First Merchants Auto Receivables Corporation II.

         "FSA" means Financial Security Assurance, Inc.

         "GE" means General Electric Capital Corporation.

         "Greenwich" means Greenwich Financial Products, Inc.

         "Greenwich Collateral" means all Contracts and related collateral securing repayment of the Debtor's obligations to Greenwich.

         "Modified Plan Agreement" means that certain Binding Agreement To Propose and Support Modified Plan Agreement dated as of December 15, 1997, by and among the Debtor, UDC and the Committee.

         "Modified UDC Fee" means a $450,000.00, non-recourse, flat fee, payable by the Debtor to UDC prior to initiation of the Excess Collections Split on the B Pieces and solely from collections from and proceeds of the B Pieces and secured by a pledge of the B Pieces subordinate only to the DIP Facility and the Secured Claim Recovery Amount.

         "Option Notice" means 15 days' advance written notice to be delivered by UDC to the Debtor, and a public announcement by UDC on the same date as the giving of the notice, specifying the Exercise Date and the Stock Option Shares.

         "Original Bank Group" means LaSalle National Bank; NBD Bank; Firstar Bank Milwaukee, N.A.; Harris Trust and Savings Bank; Nationsbank, N.A.; First Bank, National Association; CoreStates Bank, N.A.; Fleet Bank, National Association, f/k/a Natwest Bank, N.A.; and Mellon Bank, N.A.; solely in their capacity as lenders to FMAC pursuant to the terms of the Warehouse Facility.

         "Overadvance Cap" means additional advances under the DIP Facility (in excess of the prior limit of $10,000,000 on such advances) to pay administrative and post-Plan Confirmation operating expenses of the Debtor as set forth in that certain Stipulation and Agreed Order to Amend DIP Facility dated as of December 15, 1997 and the Modified Plan Agreement; provided, however, that the total amount of advances outstanding at any time under the DIP Facility shall not exceed $16,500,000.00.

         "Owned Loans" means all of the Debtor's owned Contracts, other than the Greenwich Collateral, whether current, delinquent, or charged off, together with all of the Debtor's rights in the collateral securing such Contracts and all related repossessed vehicles.

         "Owned Loan Servicing Fee" means a charge, calculated on a monthly basis for each such Contract, from and after the date on which UDC or its permitted assigns begin to service the Owned Loans, of the greater of (i) 1/12 of 3-1/4% of the then outstanding principal balance of the applicable Contracts, or (ii) $15.00 per Contract, in each case applied only to Contracts which constitute part of the Owned Loans and are less than 120 days past due at the end of such month and for which the related vehicle has not been repossessed.

         "Petition Date" means July 11, 1997.

         "Plan Confirmation" means confirmation of the Chapter 11 Plan.

         "Purchase Price" means the entire amount of the Bank Group Claim as of the Sale Date, including, but not limited to, any and all outstanding principal, plus accrued and unpaid interest through the Sale Date (including default interest from and after the Petition Date through and including the Sale Date), plus an agreed amount of $150,000.00 of attorneys' fees, costs and expenses of the Original Bank Group incurred through the Acquisition Date and stipulated as allowable under 11 U.S.C. ss. 506(b), plus all attorneys fees, costs and expenses of the Bank Group incurred after the Acquisition Date allowable under 11 U.S.C. ss. 506(b); provided, that, attorneys fees, costs and expenses of the Bank Group incurred after the Acquisition Date will be assumed to be $450,000 for purposes of determining the Purchase Price; and provided further, that, if

(i) there are objections by the Debtor, the Committee or any other party-in-interest to the attorneys' fees, costs and expenses of the Bank Group incurred after the Acquisition Date after review of detailed supporting invoices provided by the Bank Group, and (ii) at a subsequent hearing, the Court reduces or increases the amount of such attorneys' fees, costs and expenses allowable under 11 U.S.C. ss. 506(b), the Purchase Price will be reduced or increased by an amount equal to the reduction or increase in such fees, costs and expenses.

         "Replacement Lien" means the lien granted by the Debtor to the Agent on the stock of FMARC and FMARC II to secure the Debtor's non-recourse guaranty of the Secured Claim Recovery Amount.

         "Retained Property" means all assets of the Debtor other than the Owned Loans, including, but not limited to, the Tax Refunds and other tax attributes of the Debtor, the Greenwich Collateral, and the Debtor's furniture, fixtures, equipment, general intangibles and causes of action.

         "Sale" means the sale of the Owned Loans by the Debtor to the Agent.

         "Sale Date" means December 15, 1997.

         "Secured Claim Recovery Amount" means any shortfall between (i) collections on, net proceeds from sales of charged off Contracts constituting, and net proceeds of collateral securing payment of, the Owned Loans after the Sale Date, and (ii) the Purchase Price plus interest at the rate of 11% from and after the Sale Date until paid in full plus the Owned Loan Servicing Fee, provided, however, that in the event the servicing of the Owned Loans is transferred to an entity other than UDC or a wholly-owned subsidiary of UDC or an entity agreed upon by the Debtor, UDC and the Committee in the Chapter 11 Plan without the prior written consent of the Debtor, which consent will not be unreasonably withheld, the Secured Claim Recovery Amount shall be limited to $10,000,000.

         "Securitized Pools" means the pools of Contracts the Debtor securitized through FMARC and FMARC II, but excluding the 1997-2 Securitized Pool, unless the Debtor or UDC becomes the servicer for the 1997-2 Securitized Pool.

         "Securitized Pools Servicing Fee" means, subject to FSA approval (or any other consents required pursuant to governing documents), the base servicing fee UDC and/or the Debtor will receive after the Sale Date for servicing and collection of the Securitized Pools, equal to the greater of 1/12 of 3 1/4%, or $15.00 per Contract, calculated on a monthly basis, on the outstanding principal balance of the Securitized Pools, applied only to Contracts in the Securitized Pools which are less than 120 days past due at the end of such month, and for which the related vehicle has not been repossessed, together with all other amounts, fees, costs and expenses payable under the servicing agreements for the Securitized Pools.

         "Stock Option" means UDC's option to distribute Stock Option Shares to the Debtor for the benefit of the Debtor's unsecured creditors (and, if applicable, stockholders), or if the Debtor so requests, at the Debtor's expense and solely in accordance with the Debtor's instructions (and UDC shall have no liability to any party in connection with any distribution made in accordance with such instructions), to make direct distribution to the Debtor's unsecured creditors (and if applicable, stockholders), in lieu of the Debtor's right to retain a portion of the Debtor's share of the Excess Collections Split in cash, which UDC may exercise by giving the Option Notice, subject to the following conditions:

         (a) UDC may exercise the Stock Option one time only, with exercise being the actual delivery of the Stock Option Shares;

         (b) Revocation of the Option Notice shall not be deemed to be an exercise of the Stock Option by UDC;

         (c) In the event that UDC exercises the Stock Option, and delivers the Stock Option Shares to the Debtor for the benefit of the Debtor's unsecured creditors (and, if applicable, stockholders), UDC shall be entitled to receive the Debtor's share of cash distributions under the Excess Collections Split from and after the Exercise Date until UDC has received cash distributions equal to the Stock Option Value (this is in addition to UDC's right to receive its share of cash distributions under the Excess Collections Split);

         (d) Once UDC has received cash distributions equal to the Stock Option Value (without regard to any post-issuance change in the market value of the issued Stock Option Shares), the Debtor shall be entitled to and shall retain the remaining portion of the Debtor's share of cash distributions under the Excess Collections Split, if any, in excess of the Stock Option Value;

         (e) In no event shall UDC be entitled to receive any portion of the Debtor's share of cash distributions under the Excess Collections Split in excess of the Stock Option Value, nor shall UDC be entitled to recover any portion of the Stock Option Value from any source other than the Debtor's share of the Excess Collections Split; and

         (f) UDC shall not be entitled to exercise the Stock Option unless and until (i) the value of UDC common stock on the Exercise Date and the closing price for UDC common stock on each day during the previous ten trading days shall be at least $8.00 per share, (ii) UDC shall have caused (at UDC's sole cost and expense) the Stock Option Shares to be (x) registered under the

                  Securities Act of 1933, as amended, (y) unrestricted and (z) fully transferable and shall have taken all steps necessary to allow the Debtor to distribute the Stock Option Shares to the Debtor's unsecured creditors, and if applicable, shareholders, and (iii) UDC shall not have purchased any of its common stock (except upon the exercise of previously issued and outstanding options, warrants, stock appreciation rights or other rights) or announced any stock repurchase programs from and after the delivery of the Option Notice to the Debtor through the Exercise Date.

         "Stock Option Shares" means the number of shares of UDC common stock that UDC will issue to the Debtor on the Exercise Date.

         "Stock Option Value" means the aggregate value of the Stock Option Shares, determined by multiplying the Stock Option Shares by 98% of the average of the closing prices of UDC common stock on the NASDAQ National Market or on such other market as such stock may be traded, for the 10 trading days immediately preceding the Exercise Date.

         "Tax Refunds" means the Debtor's uncollected state and federal income tax refunds for 1996 and prior years.

         "UDC" means Ugly Duckling Corporation.

         "UDC Warrants" means 3-year warrants to purchase 325,000 shares of UDC common stock at a price of $20.00 per share which will be callable by UDC when UDC common stock trades at a price of $28.50 per share, or greater, for 10 consecutive trading days, which UDC will issue to the Debtor pursuant to the terms of the Warrant Agreement.

         "Warehouse Facility" means the Debtor's warehouse loan facility pursuant to that certain Fourth Amended and Restated Loan and Security Agreement, dated as of February 28, 1996, as subsequently amended, by and among FMAC, the Agent and the Original Bank Group.

         "Warrant Agreement" means that certain Warrant Agreement to be entered into between UDC and Harris Trust Company of California, as warrant agent.

                                                                       EXHIBIT B

                   List of Contracts and Leases to be Assumed
           and Assigned to UDC and Servicing Center Personalty to be
                     Assigned to UDC on the Effective Date


     Listing of all owned and leased personal property assets of FMAC, subject to final audit, is attached hereto. Any leased assets which UDC does not elect to assume or purchase or owned assets which UDC elects not to acquire will be omitted from the final list.

     The following is a list of executory contracts and unexpired leases which FMAC intends to assume and assign to UDC on the Effective Date of the Plan. FMAC and UDC reserve the right to amend or supplement this listing prior to confirmation. The cure amount set forth below shall be binding unless it is contested in a written objection filed by February 27, 1998, at 4 p.m. and served on the parties set forth in the Notice of Order Approving Joint Disclosure Statement enclosed herewith.

I.  Real Property Leases
    --------------------

Landlord               Location                 Cure Amount
--------               --------                 -----------

SL Holdings           Nashville RASC             $2,823.74
c/o Trammell Crow Company
6000 Poplar Avenue
Suite 150
Memphis, TN 38199

1600 Plano Parkway    Plano Office               $5,852.67
c/o Allan Peterson
222 West Las Colinas
      Blvd.
Suit 1440
Irving, TX   75039


II.  Personal Property Leases and Executory Contracts
     -------------------------------------------------

Contract Party         Asset/Location                 Cure Amount
--------------         --------------                 -----------

Robert J. Young         2 Copiers                       $3,548.73
809 Division Street     Nashville
Nashville, TN 37204

Topp Brass              Cleaning Service                $1,398.87
1722 Gen. Geo.          Nashville
     Patton Dr.
Brentwood, TN 37024

AC Services &           Air Conditioner Maint.          $429.43
  Installation, Inc.      Nashville
P.O. Box 17102
Nashville, TN  37217

Cintas Corporation      Floor Mat Service               $367.57
2400 Briley Park        Nashville
     Blvd.
Nashville, TN  37207

Green Resources         Plant Maintenance               $301.00
1701 Fatherland St.     Nashville
Nashville, TN  37206

Pitney Bowes Credit     Mail Machine and Opener         $0
     Corp.              Machine
201 Merritt Street      Nashville
Norwalk, CT  06856

Minolta                 Copier                          $629.14
5195 Marshall St.       Denver
Arveda, CO  80002

Custom Coffee Plan      Coffee Service                  $409.43
5595 Joliet St.         Denver
Unit B
Denver, CO  80239

Interior Foliage        Plant Maintenance               $254.32
970 South Oneida St.    Denver
Denver, CO  80244

American Business       Postage Meter                   $53.65
    Corp.               Denver
222 East 20th Ave.
Denver, CO  80239

Monarch Business        Copier                          $398.83
     Systems            Plano
15660 No. Dallas
     Parkway
Suite 600
Dallas, TX  75248

Ascom Hasler Leasing Postage Meter                      $73.71
100 Corporate North Plano
Bannockburn,  IL  60015

                                                                      Exhibit C


                 Final Amended Servicing Agreements with FSA

                         Form Available Upon Request

                                                                    EXHIBIT D

                            UGLY DUCKLING CORPORATION

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT (the "Agreement"), dated as of _______ __, 1998, is between UGLY DUCKLING CORPORATION, a Delaware corporation (the "Company"), and HARRIS TRUST COMPANY OF CALIFORNIA, as warrant agent (the "Warrant Agent").

         WHEREAS, on July 11, 1997, First Merchants Acceptance Corporation, a Delaware corporation ("FMAC"), filed a Chapter 11 petition under the provisions of Title 11, United States Code, as amended, in the United States District Court for the District of Delaware and such petition is currently pending as Case No. 97-1500 (JJF) (the "Bankruptcy Case");

         WHEREAS, the Company has entered into a Binding Agreement to Propose and Support Modified Plan Agreement dated as of December 15, 1997 (the "Letter Agreement"), by and among the Company, FMAC, and The Official Committee of Unsecured Creditors of First Merchants Acceptance Corporation, in connection with the Bankruptcy Case, pursuant to which the parties agreed to jointly support a plan of reorganization of FMAC in compliance with the Letter Agreement (the "Plan");

         WHEREAS, pursuant to the Letter Agreement, the Company has agreed to issue to FMAC warrants (the "Warrants") to purchase up to an aggregate of 325,000 shares of common stock, $.001 par value per share ("Common Stock"), of the Company, subject to the terms and conditions of this Agreement;

         WHEREAS, FMAC may, but is under no obligation to, redistribute the Warrants, to its creditors or interest holders in the manner provided for in the Plan; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise, and redemption of the Warrants.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties agree as follows:

         Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent of the Company in accordance with the terms and conditions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

         Section 2. Issuance of Warrants and Form of Warrants.

         (a) Subject to the terms and conditions hereof, the Company shall issue to FMAC and FMAC shall accept from the Company, 325,000 Warrants substantially in the form attached hereto as Exhibit A.

         (b) Each Warrant shall entitle the registered holder of the certificate representing such Warrant to purchase upon the exercise thereof one share of Common Stock, subject to the adjustments provided for in Section 9 hereof, at any time until 5:00 p.m., New York City time, on __________ ___, 200__ [three years from date of issuance], unless earlier redeemed pursuant to Section 11 hereof.

         (c) The Warrant certificates shall be in registered form only. Each Warrant certificate shall be dated by the Warrant Agent as of the date of issuance thereof (whether upon initial issuance or upon transfer or exchange), and shall be executed on behalf of the Company by the manual or facsimile signature of its President or a Vice President, and attested to by the manual or facsimile signature of its Secretary or an Assistant Secretary. In case any officer of the Company who shall have signed any Warrant certificate shall cease to be such officer of the Company before such Warrant Certificate has been countersigned by the Warrant Agent or prior to the issuance thereof, such Warrant certificate may nevertheless be issued and delivered with the same force and effect as though the person who signed the same had not ceased to be such officer of the Company.

         Section 3. Exercise of Warrants, Duration and Warrant Price. Subject to the provisions of this Agreement, each registered holder of one or more Warrant certificates shall have the right, which may be exercised as provided in such Warrant certificates, to purchase from the Company (and the Company shall issue and sell to such registered holder) the number of shares of Common Stock or other securities to which the Warrants represented by such certificates are at the time entitled hereunder.

         (a) Each Warrant not exercised by its expiration date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease on such date.

         (b) A Warrant may be exercised by the surrender of the certificate representing such Warrant to the Company, at the office of the Warrant Agent, or at the office of a successor to the Warrant Agent, with the subscription form set forth on the reverse thereof duly executed and properly endorsed with the signatures properly guaranteed, and upon payment in full to the Warrant Agent for the account of the Company of the Warrant Price (as hereinafter defined) for the number of shares of Common Stock or other securities as to which the Warrant is exercised. Such Warrant Price shall be paid in full in cash, or by certified check or bank draft payable in United States currency to the order of the Warrant Agent.

         (c) The price per share of Common Stock at which each Warrant may be exercised (the "Warrant Price") shall be Twenty Dollars ($20.00) (subject to adjustment in accordance with Section 9 hereof).

         (d) Subject to the further provisions of this Section 3 and of Section 6 hereof, upon surrender of Warrant certificates and payment of the Warrant Price, the Company shall issue and cause to be delivered, as promptly as practicable to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, subject to applicable securities laws, a certificate or certificates for the number of securities so purchased upon the exercise of such Warrants, together with cash, as provided in Section 10 of this Agreement, in respect of any fraction of a share or security otherwise issuable upon such surrender. All shares of Common Stock or other such securities issued upon the exercise of a Warrant shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and other encumbrances.

         (e) Certificates representing such securities shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of the surrender of such Warrants and payment of the Warrant Price; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Common Stock or other securities purchasable upon the exercise of such Warrants shall be closed, the certificates for the securities in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such securities and the person to whom such securities are issuable shall not be deemed to have became a holder of record of such securities. The rights of purchase represented by each Warrant certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for part of the number of securities specified therein and, in the event that any Warrant certificate is exercised in respect of less than all of the securities specified therein at any time prior to the expiration date of the Warrant certificate, a new Warrant certificate or certificates will be issued to such registered holder for the remaining number of securities specified in the Warrant certificate so surrendered.

         Section 4. Countersignature and Registration.

         (a) The Warrant Agent shall maintain books (the "Warrant Register") for the registration and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the name of FMAC in accordance with Section 2 hereof. The Warrant certificates shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as such under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrant certificates may be so countersigned, however, by the Warrant Agent and delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

         (b) Prior to due presentment for registration of transfer of any Warrant certificate, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant certificate shall be registered upon the Warrant Register (the "registered holder") as the absolute owner of such Warrant certificate and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, of any distribution or notice to the holder thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         Section 5. Transfer and Exchange of Warrants.

         (a) The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant or portion thereof upon the Warrant Register, upon surrender of the certificate evidencing such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant certificate representing an equal aggregate number of Warrants so transferred shall be issued to the transferee and the surrendered Warrant certificate shall be canceled by the Warrant Agent. In the event that only a portion of a Warrant is transferred at any time, a new Warrant certificate representing the remaining portion of the Warrant will also be issued to the transferring holder. The Warrant certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request. Notwithstanding the foregoing, no transfer or exchange may be made except in compliance with applicable securities laws and Section 14 hereof.

         (b) Warrant certificates may be surrendered to the Warrant Agent, together with a written request for exchange, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant certificates as requested by the registered holder of the Warrant certificate or certificates so surrendered, representing an equal aggregate number of Warrants.

         (c) The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant certificate for a fraction of a Warrant.

         (d) No service charge shall be made for any exchange or registration of transfer of Warrant certificates.

         (e) The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the new Warrant certificates required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with certificates duly executed on behalf of the Company for such purpose.

         Section 6. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance or delivery of the shares of Common Stock or other securities issuable upon the exercise of Warrants; provided, however, the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of the Warrants or involved in the issuance or delivery of any Warrant certificate or certificates for shares of Common Stock in a name other than registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant certificate until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         Section 7. Mutilated or Missing Warrants. In case any of the Warrant certificates shall be mutilated, lost, stolen or destroyed, the Company may issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate representing an equal aggregate number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant certificate and reasonable indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant certificates shall also comply with such other reasonable conditions and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

         Section 8. Reservation of Common Stock.

         (a) There have been reserved, and the Company shall at all times keep reserved, out of its authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants then outstanding or issuable upon exercise, and the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.

         (b) The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash as provided in Section 10 of this Agreement. All Warrant certificates surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company. Promptly after the expiration date of the Warrants, the Warrant Agent shall certify to the Company the aggregate number of such Warrants which expired unexercised, and after the expiration date of the Warrants, no shares of Common Stock shall be subject to reservation in respect of such Warrants.

         Section 9. Adjustment of Warrant Price and Number of shares of Common Stock. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         9.1 Adjustments. The number of shares of Common Stock or other securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

             (a) If the Company (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares, or (iv) issues, by reclassification of its Common Stock, other securities of the Company, then the number and kind of shares of Common Stock or other securities purchasable upon exercise of a Warrant immediately prior thereto will be adjusted so that the holder of a Warrant will be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that such holder would have owned and would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 9.1(a) will become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

             (b) No adjustment in the number of shares or securities purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares or securities then purchasable upon the exercise of the Warrants.

             (c) Whenever the number of shares or securities purchasable upon the exercise of the Warrants is adjusted, as herein provided, the Warrant Price for shares payable upon exercise of the Warrants shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares so purchasable immediately thereafter.

             (d) Whenever the number of shares or securities purchasable upon the exercise of the Warrants and/or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrant Agent and each registered holder of a Warrant by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of shares or securities purchasable upon the exercise of the Warrants after such adjustment, the Warrant Price as adjusted, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. The Warrant Agent shall be fully protected in relying on any such certificate and any adjustment therein contained, and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of such an adjustment unless and until it shall have received such certificate.

             (e) For the purpose of this subsection 9.1, the term "Common Stock" shall mean (i) the class of stock designated as the voting Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock or securities resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, a registered holder shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 9.

         9.2 No Adjustment for Dividends. Except as provided in subsection 9.1, no adjustment in respect of any dividends or distributions shall be made during the term of the Warrants or upon the exercise of the Warrants.

         9.3 No Adjustment in Certain Cases. No adjustments are required to be made pursuant to Section 9 hereof in connection with the issuance of shares of Common Stock or the Warrants (or the underlying shares of Common Stock) in the transactions contemplated by this Agreement.

         9.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that the registered holders of the Warrants shall have the right thereafter, upon payment of the Warrant Price in effect immediately prior to such action, to purchase, upon exercise of each Warrant, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had each Warrant been exercised immediately prior to such action. Any such agreements referred to in this subsection 9.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9 hereof. The provisions of this subsection
9.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

         9.5 Par Value of Shares of Common Stock. Before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at such adjusted Warrant Price.

         9.6 Independent Public Accountants. The Company may but shall not be required to retain a firm of independent public accountants of recognized regional or national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 9 and the Company shall cause to be promptly mailed to the Warrant Agent and each registered holder of a Warrant by first class mail, postage prepaid, a copy of such certificate.

         9.7 Statement on Warrant Certificates. Irrespective of any adjustments in the Warrant Price or the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of, transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

         9.8 No Rights as Stockholder; Notices to Holders of Warrants. If, at any time prior to the expiration of a Warrant and prior to its exercise, any one or more of the following events shall occur:

             (a) any action that would require an adjustment pursuant to subsection 9.1 or 9.4 hereof; or

             (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed; then the Company must give notice in writing of such event to the registered holders of the Warrants, as provided in Section 21 hereof, at least 20 days to the extent practicable, prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice must specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein will not affect the validity of any action taken with respect thereto.

         Section 10. Fractional Interests. The Company is not required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 10, be issuable on the exercise of a Warrant (or specified portion thereof), the Company will in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" means (i) if the Common Stock is listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange, the average for the 10 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the principal stock exchange on which it is listed, as the case may be, whichever is the higher, or (ii) if the Common Stock is traded in the over-the-counter market and is not listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 10 consecutive trading days immediately preceding the date in question, as reported by Nasdaq or an equivalent generally accepted reporting service. The closing price referred to in clause (i) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the national securities exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported on the OTC Bulletin Board or in the "pink sheets" published by National Quotation Bureau, Incorporated.

         Section 11. Redemption.

         (a) The then outstanding Warrants may be redeemed, at the option of the Company, at $.10 per share of Common Stock purchasable upon exercise of such Warrants, at any time after the average Daily Market Price per share of the Common Stock for a period of at least 10 consecutive trading days ending not more than fifteen days prior to the date of the notice given pursuant to Section 11(b) hereof has equaled or exceeded $28.50, and prior to expiration of the Warrants. The Daily Market Price of the Common Stock will be determined by the Company in the manner set forth in Section 11(e) as of the end of each trading day (or, if no trading in the Common Stock occurred on such day, as of the end of the immediately preceding trading day in which trading occurred) and verified to the Warrant Agent before the Company may give notice of redemption. All outstanding Warrants must be redeemed if any are redeemed, and any right to exercise an outstanding Warrant shall terminate at 5:00 p.m. (New York City time) on the date fixed for redemption. Trading day means a day in which trading of securities occurred on the Nasdaq National Market.

         (b) The Company may exercise its right to redeem the Warrants only by giving the notice set forth in the following sentence. If the Company exercises its right to redeem, it shall give notice to the Warrant Agent and the registered holders of the outstanding Warrants by mailing or causing the Warrant Agent to mail to such registered holders a notice of redemption, first class, postage prepaid, at their addresses as they shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein will be conclusively presumed to have been duly given whether or not the registered holder actually receives such notice.

         (c) The notice of redemption must specify the redemption price, the date fixed for redemption (which must be at least 30 days after the date such notice is mailed), the place where the Warrant certificates must be delivered and the redemption price paid, and that the right to exercise the Warrant will terminate at 5:00 P.M. (New York City time) on the date fixed for redemption.

         (d) Appropriate adjustment shall be made to the redemption price and to the minimum Daily Market Price prerequisite to redemption set forth in Section 11(a) hereof, in each case on the same basis as provided in Section 9 hereof with respect to adjustment of the Warrant Price.

         (e) For purposes of this Agreement, the term "Daily Market Price" means
(i) if the Common Stock is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange, the daily per share closing price of the Common Stock as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or on the principal stock exchange on which it is listed on the trading day in question, as the case may be, whichever is the higher, or
(ii) if the Common Stock is traded in the over-the-counter market and not quoted on the Nasdaq National Market or the Nasdaq SmallCap Market nor on any national securities exchange, the closing bid price of the Common Stock on the trading day in question, as reported by Nasdaq or an equivalent generally accepted reporting service. The closing price referred to in clause (i) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the Nasdaq National Market or the Nasdaq SmallCap Market or on the national securities exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as quoted on the OTC Bulletin Board or reported in the "pink sheets" published by National Quotation Bureau, Incorporated.

         (f) On the redemption date, each Warrant will be automatically converted into the right to receive the redemption price and the Warrant Agent will no longer honor any purported exercise of a Warrant. On or before the redemption date, the Company will deposit with the Warrant Agent sufficient funds for the purpose of redeeming all of the outstanding unexercised Warrants. All such funds shall be maintained by the Warrant Agent in an interest-bearing, segregated account for payment to holders of Warrants upon surrender of Warrant Certificates in exchange for the redemption price therefor. Funds remaining in such account on the date three years from the redemption date will be returned to the Company. Any Warrants thereafter submitted to the Warrant Agent for redemption will be forwarded for redemption by the Warrant Agent to the Company, and the Warrant Agent will have no further responsibility with respect thereto.

         Section 12. Rights as Warrantholders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof, as such, any of the rights of stockholders of the Company, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

         Section 13. Disposition of Proceeds on Exercise of Warrants. The Warrant Agent must account promptly to the Company with respect to Warrants exercised, and must promptly pay to the Company all monies received by it upon the exercise of such Warrants, and agrees to keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

         Section 14. Registration of Warrants.

         (a) Insert when true - [The Company has registered the Warrants and the Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the "Securities Act"). The Company agrees to use its best efforts to maintain such registration for the period during which the Warrants are exercisable. If at any time during the continuance of such registration, the Company shall determine that the applicable registration statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or if for any other reason as required by law it is necessary to amend or supplement the registration statement or to discontinue trading in or exercise of the Warrants, the Company may request the Warrant Agent in writing to discontinue effecting the registration of transfer and/or exercise of the Warrants, as appropriate, until such time as the Company subsequently advises the Warrant Agent in writing that trading and/or exercises, as applicable, of the Warrants may be continued. The Company will use best efforts to promptly amend or supplement its registration statement to permit trading and exercise.]


         (b) All fees, disbursements, and out-of-pocket expenses incurred in connection with the filing of any registration statement under Section 14(a) hereof and in complying with applicable securities and Blue Sky laws shall be borne by the Company, provided, however, that any expenses of the holders of the Warrants or the Shares, including but not limited to their attorneys' fees, shall be borne by such holders.

         Section 15. [Intentionally Left Blank]

         Section 16. Merger or Consolidation or Change of Name of Warrant Agent.

         (a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 19 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement and any of the Warrant certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant certificates so countersigned; and in case at that time any of the Warrant certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent, and in all such cases the Warrants represented by such Warrant certificates shall have the full force provided in the Warrant certificates and in this Agreement. Any such successor Warrant Agent shall promptly give notice of its succession as Warrant Agent to the Company and to the registered holder of each Warrant certificate.

         (b) If at any time the name of the Warrant Agent is changed and at such time any of the Warrant certificates have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant certificates so countersigned; and if at that time any of the Warrant certificates have not been countersigned, the Warrant Agent may countersign such Warrant certificates either in its prior name or in its changed name; and in all such cases the Warrants represented by such Warrant certificates will have the full force provided in the Warrant certificates and in this Agreement.

         Section 17. Concerning the Warrant Agent. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent, and its officers, agents and directors for, and to hold each of them harmless against, any loss, liability, or expense incurred without negligence or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent or such indemnified party in connection with the acceptance or administration of this Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability in the premises. The indemnification provided for hereunder shall survive the expiration of the Warrant, the termination of this Agreement and the resignation or removal of the Warrant Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company.

         The Warrant Agent may conclusively rely upon and shall be protected by the Company and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Warrant certificate or certificate for the Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth herein.

         Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

         Section 18. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations expressly imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Warrant Agent, upon the following terms and conditions, by all of which the Company and the holders of Warrant certificates, by their acceptance thereof, shall be bound:

         (a) Before the Warrant Agent acts or refrains from acting, the Warrant Agent may consult with legal counsel (who may be legal counsel for the Company) and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or factual matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any person believed in good faith by the Warrant Agent to be one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Warrant Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or wilful misconduct.

         (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Warrant Agent is serving as an administrative agent and, accordingly, shall not be under any responsibility in respect of the validity of any provision of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant certificate; nor shall it be responsible for any change in the exercisability of the Warrant (including the Warrant becoming void) or any adjustment in the terms of the Warrant (including the manner, method or amount thereof) provided for herein, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of any Warrant evidenced by a Warrant certificate after actual notice to the Warrant Agent that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common stock to be issued pursuant to this Agreement or any Warrant certificate or as to whether any shares of Common stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

         (g) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed in good faith by the Warrant Agent to be one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer of for any delay in acting while waiting for those instructions.

         Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to be taken or omitted.

         (h) Subject to applicable law, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) The Warrant Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement) under this Agreement unless and until the Warrant Agent shall be specifically notified in writing by the Company of such fact, event or determination.

             Section 19. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving the Company at least 30 days prior notice in writing, and by mailing notice in writing to the registered holders at the expense of the Company at their addresses appearing on the Warrant Register, of such resignation, at least 15 days prior to the date such resignation shall take effect and specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the registered holders of the Warrants. If the Warrant Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company fails to make such appointment within 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant certificate for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or such a court, the Company shall carry out the duties of the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, must be registered and otherwise authorized to serve as a transfer agent pursuant to the Securities Exchange Act of 1934, as amended. If at any time the Warrant Agent ceases to be eligible in accordance with the provisions of this Section 19, it will resign immediately in the manner and with the effect specified in this Section 19. After acceptance in writing of the appointment, the successor

Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent will deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for this purpose. Upon request of any successor Warrant Agent, the Company will make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such powers, rights, duties and responsibilities. Failure to file or mail any notice provided in this Section 19, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

             Section 20. Identity of Transfer Agent. Following the appointment of any transfer agent for the Common Stock or of any subsequent transfer agent for shares of the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

             Section 21. Notices. Notices or demands authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant certificate to or on the Company shall be sufficiently given or made if sent by registered or certified mail, addressed (until another address is filed in writing with the Warrant Agent) as follows (and shall be deemed given upon receipt):

                           Ugly Duckling Corporation
                           2525 East Camelback Road
                           Suite 1150
                           Phoenix, Arizona 85016
                           Attention:  Steven P. Johnson, Senior Vice President,
                                                 General Counsel and Secretary

                           With a copy to:

                           Steven D. Pidgeon
                           Snell & Wilmer L.L.P.
                           One Arizona Center
                           Phoenix, Arizona 85004-0001

Notices or demands authorized by this Agreement to be given or made by the Company or by the holder of any Warrant certificate to or on the Warrant Agent shall be sent by registered or certified mail, addressed (until another address is filed in writing with the Company) as follows (and shall be deemed given upon receipt):

                           Harris Trust Company of California
                           601 South Figueroa
                           49th Floor
                           Los Angeles, CA 90017
                           Attention: Neil Rosso, Corporate Trust

Notices or demands authorized by this Agreement to be given or made by the Company or the Warrant Agent to the holder of any Warrant certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown in the Warrant Register. The Company shall deliver a copy of any notice or demand it delivers to the holder of any Warrant certificate to the Warrant Agent.

         Section 22. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants, or which shall not adversely affect the interests of the holders of Warrants (including reducing the Warrant Price or extending the redemption or expiration date). In any situation in which this Agreement cannot be amended pursuant to the next sentence above, this Agreement may be amended by the Company, the Warrant Agent and the holder or holders of a majority of the outstanding Warrants representing a majority of the shares of Common Stock underlying such Warrants; provided, however, that without the consent of each holder of a Warrant, except as otherwise provided in Section 9, there can be no increase of the Warrant Price, reduction of the number of shares of Common Stock purchasable or reduction of the exercise period for such holder's Warrants and provided, further, that no such supplement or amendment may affect the rights or duties of the Warrant Agent under this Agreement without the written consent of the Warrant Agent. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Warrant Agent under this Agreement shall be effective without the written consent of the Warrant Agent.

         Section 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, or the Warrant Agent or the registered holders of the Warrants will bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 24. Governing Law. This Agreement will be deemed to be a contract made under the laws of the State of Arizona and for all purposes will be construed in accordance with the laws of said State, except as to Sections 17, 18 and 22, which shall be governed by and construed in accordance with the laws of the State of Illinois. Each holder of a Warrant by its acceptance thereof agrees to submit to the jurisdiction of a court of competent jurisdiction in the State of Arizona, but to the State of Illinois as to Sections 17, 18 and 22, for the purpose of resolving any disputes arising with respect to the rights and obligations of the Warrant Agent.

         Section 25. Benefits of this Agreement. Nothing in this Agreement will be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement is for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

         Section 26. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

         Section 27. Descriptive Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                         UGLY DUCKLING CORPORATION

                                         By:
                                            ----------------------------------
                                         Name:
                                              --------------------------------

                                         Its:
                                             ---------------------------------


                                         HARRIS TRUST COMPANY
                                         OF CALIFORNIA

                                         By:
                                            ----------------------------------
                                         Name:
                                              --------------------------------

                                         Its:
                                             ---------------------------------

Warrant No.  ____

                                    EXHIBIT A

               WARRANT TO PURCHASE ________ SHARES OF COMMON STOCK

                              VOID AFTER 5:00 P.M.,
                  NEW YORK CITY TIME, ON ____________ __, 200__

                            UGLY DUCKLING CORPORATION

         This certifies that, for value received ________________________, the registered holder hereof or assigns (the "Holder"), is entitled to purchase from UGLY DUCKLING CORPORATION, a Delaware corporation (the "Company"), at any time before 5:00 p.m., New York City time, on ___________ __, 200__, at the purchase price per share of $20 (the "Warrant Price"), the number of shares of Common Stock, par value $0.001 per share, of the Company set forth above (the "Shares"). The number of shares of Common Stock purchasable upon exercise of the Warrant evidenced hereby and the Warrant Price is subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

         This Warrant may be redeemed, at the option of the Company and as more specifically provided in the Warrant Agreement, at $.10 per share of Common Stock purchasable upon exercise hereof, at any time after the average Daily Market Price (as defined in Section 11 of the Warrant Agreement) per share of the Common Stock for a period of at least 10 consecutive trading days ending not more than fifteen days prior to the date of the notice given pursuant to Section 11(b) thereof has equaled or exceeded $28.50, and prior to expiration of this Warrant. The Holder's right to exercise this Warrant terminates at 5:00 p.m. (New York City time) on the date fixed for redemption in the notice of redemption delivered by the Company in accordance with the Warrant Agreement.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and guaranteed and simultaneous payment of the Warrant Price (as defined in the Warrant Agreement and subject to adjustment as provided therein) at the principal office in Los Angeles, California, of Harris Trust Company of California (the "Warrant Agent"). Payment of such price may be made at the option of the Holder in cash or by certified check or bank draft, all as provided in the Warrant Agreement.

         The Warrants evidenced hereby are part of a duly authorized issue of Warrants and are issued under and in accordance with the Warrant Agreement dated as of _________ ___, 1998, between the Company and the Warrant Agent, and are subject to the terms and provisions contained in such Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part hereof and is hereby referred to for a description of the rights, limitations, duties and indemnities thereunder of the Company and the Holder of the Warrants, and to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

         Upon any partial exercise of the Warrants evidenced hereby, there will be issued to the Holder a new Warrant certificate in respect of the Shares evidenced hereby that have not been exercised. This Warrant certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company will pay the cash value of any fraction upon the exercise of one or more Warrants, as provided in the Warrant Agreement.

         The Warrant Price and the number of shares of Common Stock issuable upon exercise of this Warrant is subject to adjustment as provided in Section 9 of the Warrant Agreement. The Warrant Agreement may be amended by the holder or holders of a majority of the outstanding Warrants representing a majority of the shares of Common Stock underlying such Warrants; provided that without the consent of each holder of a Warrant certain specified changes cannot be made to such holder's Warrants and no amendment may affect the rights and duties of the Warrant Agent without the consent of the Warrant Agent. Pursuant to the Warrant Agreement, by acceptance of a Warrant, each holder consents to the jurisdiction of a court of competent jurisdiction in the State of Arizona for the purpose of resolving any disputes arising with respect to the Warrants or the Warrant Agreement.

         The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until any transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes. Notices and demands to be given to the Company or the Warrant Agent must be given by certified or registered mail at the addresses provided in the Warrant Agreement.

         All terms used in the Warrant Certificate that are defined in the Warrant Agreement shall have the respective meanings ascribed to such terms in the Warrant Agreement.

Dated:                                            UGLY DUCKLING CORPORATION
      -------------------------


                                                  By:
                                                     -------------------------
                                                             President

ATTEST:

--------------------------
Secretary

                                  This is one of the Warrants referred to in the within mentioned Warrant Agreement.

                                  HARRIS TRUST COMPANY
                                  OF CALIFORNIA

                                  By:
                                     ------------------------------------------
                                     Authorized Representative

                            UGLY DUCKLING CORPORATION
                                  PURCHASE FORM

                                Mailing Address:
                            UGLY DUCKLING CORPORATION
                            2525 East Camelback Road
                                   Suite 1150
                             Phoenix, Arizona 85016

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, _____________Shares of Common Stock provided for therein, and requests that certificates for such Shares be issued in the name of:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please Print or Type Name, Address and Social Security Number)


and that such certificates be delivered to ____________________________________ whose address is _______________________________________________________________
and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his or her Assignee as below indicated and delivered to the address stated below.

                                            Dated:
                                                   ---------------------------


Name of Holder or Assignee:

--------------------------------------------------------------------------------
(Please Print)


Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------



Signature:


----------------------------
Note: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:

----------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (Banks, Stock Brokers, Savings and Loan Association, and Credit Unions)

WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.


                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrants)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

______________________________________________________________________________
          (Name and Address of Assignee Must Be Printed or Typewritten)


_______________________________________________________________________________

the within Warrants, hereby irrevocably constituting and appointing ____________ ___________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:
      -----------------------------


                                            -----------------------------------
                                            Signature of Registered Holder

                                    Note:   The signature on this assignment
                                            must correspond with the name as it
                                            appears upon the face of the within
                                            Warrant certificate in every
                                            particular, without alteration or
                                            enlargement or any change whatever.

Signature Guaranteed:


----------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Association, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

                                    Exhibit E

                        Securitization Related Documents

         All documents executed or delivered in connection with the securitization transactions involving First Merchants Acceptance Corporation ("FMAC"), or any of its subsidiaries or affiliates, including, without limitation, all agreements, amendments, supplements, instruments, insurance policies, letters, legal opinions, certificates, correspondence and writings of any kind or nature, whether executed or delivered prior to, concurrently with, or at any time after, the closing of the related securitization transaction, including, but not limited to, the following documents.

         I.       1995-A Securitization
                  (Unless otherwise indicated, all documents are dated November
                  17, 1995.)

                  A.       Sale and Servicing Agreement, dated as of November 17, 1995, among
                           FMAC, First Merchants Auto Receivables Corporation ("FMARC")
                           and Harris Trust and Savings Bank ("Harris"), acknowledged and accepted by Harris and Financial Security Assurance Inc. ("FSA");

                  B.       Insurance and Indemnity Agreement, dated as of November 1, 1995, among FSA, FMAC and FMARC;

                  C.       Financial Guaranty Insurance Policy (together with Endorsement No. 1 thereto) issued by FSA;

                  D.       Indemnification Agreement, dated as of November 1, 1995, among
                           FSA, FMARC and Salomon Brothers Inc ("Salomon");

                  E.       Premium Letter issued by FSA, agreed to and accepted by FMAC and
                           FMARC;

                  F.       Collateral Agreement, dated as of November 17, 1995, among FSA,
                           FMARC and Harris;

                  G.       Opinion of Bruce E. Stern, General Counsel of FSA;

                  H.       Purchase Agreement, dated November 10, 1995, among FMAC,
                           FMARC, and Harris;

                  I.       Indenture, dated as of November 17, 1995 between FMARC and
                           Harris;

                  J.       Letter of The Prudential Insurance Company of America and PRUCO
                           Life Insurance Company addressed to Harris;

                  K.       DTC Letter of Representations, dated November 16, 1995;

                  L.       Opinion of Seward & Kissell, Counsel of Harris;

                  M.       Opinion of Carolynne A. Paulsen, In-house Counsel of Harris;

                  N.       Trustee's Certificate re: authority, incumbency and due execution;

                  O.       Trustee's Acknowledgement of Deposits to the Spread Account and the
                           Collection Account;

                  P.       Officer's Certificate of Harris Regarding Liens;

                  Q.       Good Standing Certificate of Harris from the Illinois State Banking
                           Department, dated November 14, 1995;

                  R.       Certificate of Harris re: establishment of Local Collection Accounts,
                           Collection Account and Spread Accounts; and

                  S.       Receipt of Harris for Policy.


         II.      1996-1 Securitization
                  (Unless otherwise indicated, all documents are dated as of March 1, 1996.)

                  A.       Pooling and Servicing Agreement among FMAC, First Merchants Auto
                           Receivables Corporation II ("FMARC II") and Harris;

                  B.       Master Spread Account Agreement among FSA, FMARC II and
                           Harris;

                  C.       Series 1996-1 Supplement to Master Spread Account Agreement among
                           FSA, FMARC II and Harris;

                  D.       Insurance and Indemnity Agreement among FSA, FMAC and FMARC
                           II;

                  E.       Financial Guaranty Insurance Policy, dated March 12, 1996 (together with Endorsement No. 1 thereto), issued by FSA;

                  F.       Indemnification Agreement among FSA, FMARC II and Salomon;

                  G.       Premium Letter, dated March 12, 1996, issued by FSA, agreed to and accepted by FMAC and FMARC II;

                  H.       Local Collection Accounts Letter issued by Harris, agreed to and acknowledged by FSA, Harris, FMAC, FMARC and FMARC II;

                  I.       Stock Pledge Agreement among FSA, FMAC and Harris;

                  J.       Side Letter, dated March 12, 1996, issued by FSA to FMAC and
                           Harris;

                  K.       Opinion of Steven D. Thomas, Associate General Counsel of FSA,
                           dated March 12, 1996;

                  L.       DTC Letter of Representations, dated March 12, 1996;

                  M.       Trustee's Receipt for the Certificates, dated March 12, 1996;

                  N.       Opinion of Seward & Kissell, Counsel of Harris, dated March 12,
                           1996;

                  O.       Opinion of Carolynne A. Paulsen, In-house Counsel of Harris, dated
                           March 12, 1996;

                  P.       Trustee's Certificate re: authority, incumbency and due execution, dated March 12, 1996;

                  Q.       Trustee's Acknowledgement of Deposit to the Collection Account,
                           dated March 12, 1996;

                  R.       Officer's Certificate of Harris Regarding Liens, dated March 12, 1996;

                  S.       Good Standing Certificate of Harris from the Illinois State Banking
                           Department, dated February 14, 1996;

                  T.       Certificate of Harris re: establishment of Local Collection Accounts and
                           Collection Account, dated March 12, 1996;

                  U.       Letter re: funds held in the Local Collection Accounts, issued by
                           Harris;

                  V.       Collateral Agreement among FMARC, FSA and Harris, dated as of
                           November 17, 1995;

                  W.       Trustee Indemnification Agreement between FMAC and Harris, dated
                           March 12, 1996;



                                      E-3

                  X.       Letter of The Prudential Insurance Company of America and PRUCO
                           Life Insurance Company addressed to FMAC and Harris, dated March
                           12, 1996; and

                  Y.       Trustee's Receipt for Policy, dated March 12, 1996.



         III.     1996-2 Securitization
                  ---------------------
                  (Unless otherwise indicated, all documents are dated as of
                  June 1, 1996.)

                  A.       Pooling and Servicing Agreement among FMAC, FMARC II and
                           Harris;

                  B.       Series 1996-2 Supplement to Master Spread Account Agreement among
                           FSA, FMARC II and Harris;

                  C.       Insurance and Indemnity Agreement among FSA, FMAC and FMARC
                           II;

                  D.       Financial Guaranty Insurance Policy, dated June 26, 1996 (together with Endorsement No. 1 thereto), issued by FSA;

                  E.       Indemnification Agreement among FSA, FMARC II and Salomon;

                  F.       Premium Letter, dated June 26, 1996, issued by FSA, agreed to and accepted by FMAC and FMARC II;

                  G.       Local Collection Account Processing Agreement among FSA, Harris,
                           FMAC, FMARC, FMARC II and First Merchants Auto Trust 1996-A
                           ("FMAT 1996-A");

                  H.       Side Letter, dated June 26, 1996, issued by FSA to FMAC and Harris;

                  I.       Opinion of Bruce E. Stern, General Counsel of FSA, dated June 26,
                           1996;

                  J.       DTC Letter of Representations, dated June 26, 1996;

                  K.       Trustee's Receipt for the Certificates, dated June 26, 1996;

                  L.       Opinion of Seward & Kissell, Counsel of Harris, dated June 26, 1996;

                  M.       Opinion of Carolynne A. Paulsen, In-house Counsel of Harris, dated
                           June 26, 1996;


                  N.       Trustee's Certificate re: authority, incumbency and due execution;

                  O.       Trustee's Acknowledgement of Deposit to the Collection Account,
                           dated June 26, 1996;

                  P.       Officer's Certificate of Harris Regarding Liens, dated June 26, 1996;

                  Q.       Good Standing Certificate of Harris from the Illinois State Banking
                           Department, dated June 21, 1996;

                  R.       Certificate of Harris re: establishment of Local Collection Accounts and
                           Collection Account, dated June 26, 1996; and

                  S.       Trustee's Receipt for Policy, dated June 26, 1996.



         IV.      1996-A Securitization
                  ---------------------
                  (Unless otherwise indicated, all documents are dated as of May
                  1, 1996.)

                  A.       Sale and Servicing Agreement among FMAC, FMARC II, FMAT
                           1996-A and Harris;

                  B.       Amendment to Master Spread Account Agreement among FSA,
                           FMARC II and Harris;

                  C.       Series 1996-A Supplement to Master Spread Account Agreement among
                           FSA, FMARC II and Harris;

                  D.       Insurance and Indemnity Agreement among FSA, FMAC, FMARC II and FMAT 1996-A;

                  E.       Financial Guaranty Insurance Policy, dated May 21, 1996 (together with Endorsement No. 1 thereto), issued by FSA;

                  F.       Indemnification Agreement among FSA, FMAT 1996-A and Salomon;

                  G.       Premium Letter, dated May 21, 1996, issued by FSA, agreed to and accepted by FMAC, FMARC II and FMAT 1996-A;

                  H.       Local Collection Account Processing Agreement, dated May 21, 1996, among FSA, Harris, FMAC, FMARC, FMARC II and FMAT 1996-A;

                  I.       Side Letter, dated May 21, 1996, issued by FSA to FMAC and Harris;



                  J.       Opinion of Bruce E. Stern, General Counsel of FSA, dated May 21,
                           1996;

                  K.       Trust Agreement between FMARC II and Chemical Bank Delaware
                           ("Chemical"), dated April 29, 1996;

                  L.       Amended and Restated Trust Agreement between FMARC II and
                           Chemical, dated as of May 1, 1996;

                  M.       Indenture between the Trust and Harris, dated as of May 1, 1996;

                  N.       Administration Agreement among the Trust, FMAC, and Harris, dated as of May 1, 1996;

                  O.       DTC Letter of Representations, dated May 20, 1996;

                  P.       Indenture Trustee's Receipt for the Notes, dated May 21, 1996;

                  Q.       Opinion of Pryor, Cashman, Sherman & Flynn, Special Counsel to
                           Chemical, dated May 21, 1996;

                  R.       Opinion of Seward & Kissell, Counsel of Harris, dated May 21, 1996;

                  S.       Opinion of Carolynne A. Paulsen, In-house Counsel of Harris, dated
                           May 21, 1996;

                  T.       Opinion of David J. Clark, Counsel of Chemical, dated May 21, 1996;

                  U.       Indenture Trustee's Certificate re: authority, incumbency and due execution, dated May 20, 1996;

                  V.       Officer's Certificate of Harris Regarding Liens, dated May 21, 1996;

                  W.       Good Standing Certificate of Harris from the Illinois State Banking
                           Department, dated May 17, 1996;

                  X.       Owner Trustee's Certificate re: authority, incumbency and due execution, dated May 21, 1996;

                  Y.       Officer's Certificate of Chemical Regarding Liens, dated May 21,
                           1996;

                  Z.       Owner Trustee's List of Authorized Officers, dated May 21, 1996;

                  AA.      Good Standing Certificate of Chemical from the Delaware State
                           Banking Department, dated May 16, 1996;

                  AB.      Indenture Trustee's Certificate  re: establishment of Local Collection
                           Accounts, Collection Account and Note Distribution Account, dated
                           May 21, 1996;

                  AC.      Indenture Trustee's Acknowledgment of Deposit to the Collection
                           Account, dated May 21, 1996;

                  AD.      Indenture Trustee's Receipt for Policy;

                  AE.      Owner Trustee's Certificate re: establishment of Certificate Distribution
                           Account, dated May 21, 1996;

                  AF.      Sales Finance Company License of the Trust from the Commonwealth of Pennsylvania Department of Banking, dated May 8, 1996;

                  AG.      Sales Finance Company License of the Owner Trustee from the
                           Commonwealth of Pennsylvania Department of Banking, dated May 8,
                           1996; and

                  AH.      Sales Finance Company License of the Owner Trustee from the
                           Commonwealth of Pennsylvania Department of Banking, dated May 8,
                           1996.


         V.       1996-B Securitization
                  ---------------------
                  (Unless otherwise indicated, all documents are dated as of
                  September 1, 1996.)

                  A.       Sale and Servicing Agreement among FMAC, FMARC II, First
                           Merchants Auto Trust 1996-B ("FMAT 1996-B") and Harris;

                  B.       Series 1996-B Supplement to Master Spread Account Agreement among
                           FSA, FMARC II, Chase Manhattan Bank Delaware ("Chase") and
                           Harris;

                  C.       Insurance and Indemnity Agreement among FSA, FMAC, FMARC II and FMAT 1996-B;

                  D.       Financial Guaranty Insurance Policy (Notes), dated September 26, 1996
                           (together with Endorsement No. 1 thereto), issued by FSA;

                  E.       Financial Guaranty Insurance Policy (Certificates), dated September 26,
                           1996 (together with Endorsement No. 1 thereto), issued by FSA;

                  F.       Indemnification Agreement among FSA, FMAT 1996-B and Salomon;

                  G.       Premium Letter, dated September 26, 1996, issued by FSA, agreed to and accepted by FMAC, FMARC II and FMAT 1996-B;

                  H.       Local Collection Account Processing Agreement among FSA, Harris,
                           FMAC, FMARC, FMARC II, FMAT 1996-A and FMAT 1996-B;

                  I.       Side Letter, dated September 26, 1996, issued by FSA to FMAC and
                           Harris;

                  J.       Opinion of Steven D. Thomas, Associate General Counsel of FSA,
                           dated September 26, 1996;

                  K.       Trust Agreement between FMARC II and Chase Manhattan Bank
                           Delaware ("Chase"), dated September 9, 1996;

                  L.       Amended and Restated Trust Agreement between FMARC II and
                           Chase, dated as of September 1, 1996;

                  M.       Indenture between the Trust and Harris, dated as of September 1, 1996;

                  N.       Administration Agreement among the Trust, FMAC, and Harris, dated as of September 1, 1996;

                  O.       DTC Letter of Representations for Notes, dated September 26, 1996;

                  P.       DTC Letter of Representations for Certificates, dated September 26,
                           1996;

                  Q.       Indenture Trustee's Receipt for the Notes, dated September 26, 1996;

                  R.       Opinion of Pryor, Cashman, Sherman & Flynn, Special Counsel to
                           Chase, dated September 26, 1996;

                  S.       Opinion of Seward & Kissell, Counsel of Harris, dated September 26,
                           1996;

                  T.       Opinion of Carolynne A. Paulsen, In-house counsel of Harris, dated
                           September 26, 1996;

                  U.       Opinion of David J. Clark, Counsel of Chase, dated September 26,
                           1996;

                  V.       Indenture Trustee's Certificate re: authority, incumbency and due execution, dated September 26, 1996;

                  W.       Officer's Certificate of Harris Regarding Liens, dated September 26,
                           1996;

                  X.       Good Standing Certificate of Harris from the Illinois State Banking
                           Department, dated October 4, 1996;

                  Y.       Owner Trustee's Certificate re: authority, incumbency and due execution, dated September 26, 1996;

                  Z.       Officer's Certificate of Chase Regarding Liens, dated September 26,
                           1996;

                  AA.      Owner Trustee's List of Authorized Officers, dated September 26,
                           1996;

                  AB.      Indenture Trustee's Certificate  re: establishment of Local Collection
                           Accounts, Collection Account and Note Distribution Account, dated
                           September 26, 1996;

                  AC.      Indenture Trustee's Acknowledgment of Deposit to the Collection
                           Account, dated September 26, 1996;

                  AD.      Indenture Trustee's Receipt for Policy, dated September 26, 1996;

                  AE.      Owner Trustee's Certificate re: establishment of Certificate Distribution
                           Account;

                  AF.      Sales Finance Company License of the Trust from the Commonwealth of Pennsylvania Department of Banking;

                  AG.      Sales Finance Company License of the Owner Trustee from the
                           Commonwealth of Pennsylvania Department of Banking; and

                  AH.      Sales Finance Company License of the Owner Trustee from the
                           Commonwealth of Pennsylvania Department of Banking.

         VI.      1996-C Securitization
                  (Unless otherwise indicated, all documents are dated as of December 1, 1996.)

                  A.       Sale and Servicing Agreement among FMAC, FMARC II, First
                           Merchants Auto Trust 1996-C ("FMAT 1996-C") and Harris;

                  B.       Series 1996-C Supplement to Master Spread Account Agreement among
                           FSA, FMARC II, Chase and Harris;

                  C.       Insurance and Indemnity Agreement among FSA, FMAC, FMARC II and FMAT 1996-C;

                  D.       Financial Guaranty Insurance Policy (Notes), dated December 18, 1996
                           (together with Endorsement No. 1 thereto), issued by FSA;

                  E.       Financial Guaranty Insurance Policy (Certificates), dated December 18,
                           1996 (together with Endorsement No. 1 thereto), issued by FSA;

                  F.       Indemnification Agreement among FSA, FMAT 1996-C, Bear, Stearns
                           & Co. Inc. ("Bear, Stearns") and Salomon;

                  G.       Premium Letter, dated December 18, 1996, issued by FSA, agreed to and accepted by FMAC, FMARC II and FMAT 1996-C;

                  H.       Local Collection Account Processing Agreement among FSA, Harris,
                           FMAC, FMARC, FMARC II, FMAT 1996-A, FMAT 1996-B and
                           FMAT 1996-C;

                  I.       Side Letter, dated December 18, 1996, issued by FSA to FMAC and
                           Harris;

                  J.       Opinion of Steven D. Thomas, Associate General Counsel of FSA,
                           dated December 18, 1996;

                  K.       Trust Agreement between FMARC II and Chase Manhattan Bank
                           Delaware ("Chase"), dated as of December 5, 1996;

                  L.       Amended and Restated Trust Agreement between FMARC II and
                           Chase;

                  M.       Indenture between the Trust and Harris, dated as of December 1, 1996;

                  N.       Administration Agreement among the Trust, FMAC, and Harris, dated as of December 1, 1996;

                  O.       DTC Letter of Representations for Notes, dated December 18, 1996;


                  P.       DTC Letter of Representations for Certificates, dated December 18,
                           1996;

                  Q.       Indenture Trustee's Receipt for the Notes, dated December 18, 1996;

                  R.       Opinion of Pryor, Cashman, Sherman & Flynn, Special Counsel to
                           Chase, dated December 18, 1996;

                  S.       Opinion of Seward & Kissell, Counsel of Harris, dated December 18,
                           1996;

                  T.       Opinion of Carolynne A. Paulsen, In-house counsel of Harris, dated
                           December 18, 1996;

                  U.       Opinion of David J. Clark, Counsel of Chase, dated December 18,
                           1996;

                  V.       Indenture Trustee's Certificate re: authority, incumbency and due execution, dated December 18, 1996;

                  W.       Officer's Certificate of Harris Regarding Liens, dated December 18,
                           1996;

                  X.       Good Standing Certificate of Harris from the Illinois State Banking
                           Department, dated December 10, 1996;

                  Y.       Owner Trustee's Certificate re: authority, incumbency and due execution, dated December 18, 1996;

                  Z.       Officer's Certificate of Chase Regarding Liens, dated December 18,
                           1996;

                  AA.      Owner Trustee's List of Authorized Officers, dated December 18,
                           1996;

                  AB.      Good Standing Certificate of Owner Trustee from the Delaware State
                           Banking Department, dated December 12, 1996;

                  AC.      Indenture Trustee's Certificate  re: establishment of Local Collection
                           Accounts, Collection Account and Note Distribution Account, dated
                           December 18, 1996;

                  AD.      Indenture Trustee's Acknowledgment of Deposit to the Collection
                           Account, dated December 18, 1996;



                  AE.      Indenture Trustee's Receipt for Notes Policy, dated December 18,
                           1996;

                  AF.      Owner Trustee's Receipt for Certificates Policy, dated December 18,
                           1996;

                  AG.      Owner Trustee's Certificate re: establishment of Certificate Distribution
                           Account, dated December 18, 1996;

                  AH.      Sales Finance Company License of the Trust from the Commonwealth of Pennsylvania Department of Banking, dated December 16, 1996;

                  AI.      Sales Finance Company License of the Owner Trustee from the
                           Commonwealth of Pennsylvania Department of Banking;

                  AJ.      Sales Finance Company License of the Owner Trustee from the
                           Commonwealth of Pennsylvania Department of Banking; and

                  AK.      Subsequent Transfer Agreement among FMARC II, FMAC, First
                           Merchants Auto Trust 1996-C and Harris, dated December 26, 1996.



         VII.     1997-1 Securitization
                  (Unless otherwise indicated, all documents are dated as of March 1, 1997.)

                  A.       Sale and Servicing Agreement among FMAC, FMARC II, First
                           Merchants Auto Trust 1997-1 ("FMAT 1997-1") and Harris;

                  B.       Amendment to Master Spread Account Agreement among FSA,
                           FMARC II and Harris;

                  C.       Series 1997-1 Supplement to Master Spread Account Agreement among
                           FSA, FMARC II, Chase and Harris;

                  D.       Insurance and Indemnity Agreement among FSA, FMAC, FMARC II and FMAT 1997-1;

                  E.       Financial Guaranty Insurance Policy, dated March 31, 1997 (together with Endorsement No. 1 thereto), issued by FSA;

                  F.       Indemnification Agreement among FSA, FMAT 1997-1, Bear, Stearns and Salomon;




                  G.       Premium Letter, dated March 31, 1997, issued by FSA, agreed to and accepted by FMAC, FMARC II and FMAT 1997-1;

                  H.       Local Collection Account Processing Agreement among FSA, Harris,
                           FMAC, FMARC, FMARC II, FMAT 1996-A, FMAT 1996-B, FMAT
                           1996-C and FMAT 1997-1;

                  I.       Side Letter, dated March 31, 1997, issued by FSA to FMAC and
                           Harris;

                  J.       Opinion of Bruce E. Stern, General Counsel of FSA, dated March 31,
                           1997;

                  K.       Trust Agreement between FMARC II and Chase Manhattan Bank
                           Delaware ("Chase"), dated as of March 10, 1997;

                  L.       Amended and Restated Trust Agreement between FMARC II and
                           Chase;

                  M.       Indenture between the Trust and Harris;

                  N.       Administration Agreement among the Trust, FMAC, and Harris;

                  O.       DTC Letter of Representations for Notes, dated March 27, 1997;

                  P.       Indenture Trustee's Receipt for the Notes, dated March 31, 1997;

                  Q.       Opinion of Pryor, Cashman, Sherman & Flynn, Special Counsel to
                           Chase, dated March 31, 1997;

                  R.       Opinion of Seward & Kissell, Counsel of Harris, dated March 31,
                           1997;

                  S.       Opinion of Carolynne A. Paulsen, In-house counsel of Harris, dated
                           March 31, 1997;

                  T.       Opinion of David J. Clark, Counsel of Chase, dated March 31, 1997;

                  U.       Indenture Trustee's Certificate re: authority, incumbency and due execution, dated March 31, 1997;

                  V.       Officer's Certificate of Harris Regarding Liens, dated March 31, 1997;

                  W.       Good Standing Certificate of Harris from the Illinois State Banking
                           Department, dated March 25, 1997;

                  X.       Owner Trustee's Certificate re: authority, incumbency and due execution, dated March 31, 1997;

                  Y.       Officer's Certificate of Chase Regarding Liens, dated March 31, 1997;

                  Z.       Owner Trustee's List of Authorized Officers, dated March 31, 1997;

                  AA.      Good Standing Certificate of Owner Trustee from the Delaware State
                           Banking Department, dated March 25, 1997;

                  AB.      Indenture Trustee's Certificate  re: establishment of Local Collection
                           Accounts, Collection Account and Note Distribution Account, dated
                           March 31, 1997;

                  AC.      Indenture Trustee's Acknowledgment of Deposit to the Collection
                           Account, dated March 31, 1997;

                  AD.      Indenture Trustee's Receipt for Notes Policy, dated March 31, 1997;

                  AE.      Owner Trustee's Certificate re: establishment of Certificate Distribution
                           Account, dated March 31, 1997;

                  AF.      Sales Finance Company License of the Owner Trustee from the
                           Commonwealth of Pennsylvania Department of Banking; and

                  AG.      Sales Finance Company License of the Indenture Trustee from the
                           Commonwealth of Pennsylvania Department of Banking.



         VIII.    1997-2 Securitization
                  ---------------------
                  (Unless otherwise indicated, all documents are dated as of
                  June 1, 1997.)

                  A.       Sale and Servicing Agreement among FMAC, FMARC II, First
                           Merchants Auto Trust 1997-2 ("FMAT 1997-2"), LSI Financial Group
                           ("LSI") and Harris;

                  B.       Series 1997-2 Supplement to Master Spread Account Agreement among
                           FSA, FMARC II and Harris;

                  C.       Insurance and Indemnity Agreement among FSA, FMAC, FMARC II and FMAT 1997-2;

                  D.       Financial Guaranty Insurance Policy, dated June 20, 1997 (together with Endorsement No. 1 thereto), issued by FSA;


                  E.       Indemnification Agreement among FSA, FMAT 1997-2 and Greenwich
                           Capital Markets, Inc.;

                  F.       Premium Letter, dated June 20, 1997, issued by FSA, agreed to and accepted by FMAC, FMARC II and FMAT 1997-2;

                  G.       Local Collection Account Processing Agreement among FSA, Harris,
                           FMAC, FMARC, FMARC II, FMAT 1996-A, FMAT 1996-B, FMAT
                           1996-C, FMAT 1997-1 and FMAT 1997-2;

                  H.       Side Letter, dated June 20, 1997, issued by FSA to LSI and Harris;

                  I.       Supplement No. 1 to Stock Pledge Agreement among FSA, FMAC and
                           Harris (delivered on June 20, 1997);

                  J.       Supplement No. 2 to Stock Pledge Agreement among FSA, FMAC and
                           Harris, consented and agreed to by Greenwich Capital Financial
                           Products, Inc. (delivered on June 20, 1997);

                  K.       Retail Lockbox Mail Service Agreement between FMAC and LaSalle
                           National Bank ("LaSalle") (together with all related correspondence, including, without limitation, related correspondence between LaSalle and Thacher Proffitt & Wood);

                  L.       Opinion of Brian H. Mellstrom, Assistant General Counsel of FSA,
                           dated June 20, 1997;

                  M.       Trust Agreement between FMARC II and Chase Manhattan Bank
                           Delaware ("Chase"), dated as of March 10, 1997;

                  N.       Amended and Restated Trust Agreement between FMARC II and
                           Chase, dated as of May 20, 1997;

                  O.       Indenture between the Trust and Harris;

                  P.       Administration Agreement among the Trust, FMAC, and Harris;

                  Q.       DTC Letter of Representations for Notes, dated June 18, 1997;

                  R.       Indenture Trustee's Receipt for the Notes, dated June 18, 1997;

                  S.       Opinion of Pryor, Cashman, Sherman & Flynn, Special Counsel to
                           Chase, dated June 20, 1997;

                  T.       Opinion of Seward & Kissell, Counsel of Harris, dated June 20, 1997;

                  U.       Opinion of Carolynne A. Paulsen, In-house counsel of Harris, dated
                           June 20, 1997;

                  V.       Opinion of David J. Clark, Counsel of Chase, dated June 20, 1997;

                  W.       Indenture Trustee's Certificate re: authority, incumbency and due execution, dated June 20, 1997;

                  X.       Officer's Certificate of Harris Regarding Liens, dated June 20, 1997;

                  Y.       Good Standing Certificate of Harris from the Illinois State Banking
                           Department, dated June 6, 1997;

                  Z.       Owner Trustee's Certificate re: authority, incumbency and due execution, dated June 20, 1997;

                  AA.      Officer's Certificate of Chase Regarding Liens, dated June 20, 1997;

                  AB.      Owner Trustee's List of Authorized Officers, dated June 20, 1997;

                  AC.      Good Standing Certificate of Owner Trustee from the Delaware State
                           Banking Department, dated March 25, 1997;

                  AD.      Indenture Trustee's Certificate  re: establishment of Local Collection
                           Accounts, Collection Account and Note Distribution Account, dated
                           June 20, 1997;

                  AE.      Indenture Trustee's Acknowledgment of Deposit to the Collection
                           Account, dated June 20, 1997;

                  AF.      Indenture Trustee's Receipt for Notes Policy, dated June 20, 1997;

                  AG.      Owner Trustee's Certificate re: establishment of Certificate Distribution
                           Account, dated June 20, 1997;

                  AH.      Sales Finance Company License of the Owner Trustee from the
                           Commonwealth of Pennsylvania Department of Banking; and

                  AI.      Sales Finance Company License of the Indenture Trustee from the
                           Commonwealth of Pennsylvania Department of Banking.


                                                                      EXHIBIT F
                                                                      INDENTURE












                     THIS EXHIBIT HAS BEEN INTENTIONALLY
                          OMITTED. SEE EXHIBIT 4.1.